DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT This Description of Securities is being provided for informational and reference purposes only and is not intended to be, and must not be, taken as the basis for any investment decision. This Description of Securities does not constitute an offer to sell or a solicitation of an offer to buy any securities. As of December 31, 2025, HSBC Holdings plc (“Holdings,” the “Company,” “we,” “us,” and “our”) had four classes of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”): Ordinary Shares; American Depositary Shares; Senior Debt Securities; and Subordinated Debt Securities. A. Description of Ordinary Shares This summary of the general terms and provisions of our ordinary shares (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Association (the “Articles”), which are incorporated herein by reference to Exhibit 1.1 of our annual report on Form 20-F for the year ended December 31, 2025. As of December 31, 2025, Holdings had ordinary shares in issue (the “Ordinary Shares”) which are governed by the laws of England and Wales. As at December 31, 2025, there were 17,175,239,862 Ordinary Shares in issue, each having a nominal value of $0.50 per share. Our Ordinary Shares are admitted to trading on (i) the New York Stock Exchange (in connection with the registration of American Depositary Shares) under the symbol “HSBC”, (ii) the London Stock Exchange under the trading symbol “HSBA”, (iii) the Hong Kong Stock Exchange under the trading symbol “5” and (iv) the Bermuda Stock Exchange under the trading symbol “HSBC.BH”. The holders of Ordinary Shares have statutory pre-emption rights under the UK Companies Act 2006 (the “Companies Act”) on the issuance of new Ordinary Shares or rights to subscribe for, or to convert into, Ordinary Shares. Under the Companies Act, such pre-emption rights may be dis- applied by a special resolution of the shareholders of Holdings. It is market practice in the UK for listed companies to dis-apply pre-emption rights up to an amount that is recommended by investor bodies from time to time and Holdings follows this practice. The shareholders of Holdings passed an ordinary resolution on May 2, 2025, to give directors of Holdings the authority to increase our share capital by the allotment of up to 11,869,935,002 new Ordinary Shares. In addition, shareholders gave the directors of Holdings authority to grant rights to subscribe for, or to convert any security into, no more than 3,560,980,500 new Ordinary Shares in relation to any issue of contingent convertible securities that automatically convert into or are exchanged for Ordinary Shares of Holdings in prescribed circumstances. The authorizations granted by the shareholders expire on the earlier of the end of Holdings’ Annual General Meeting to be held in 2026 and the close of business on June 30, 2026, unless otherwise renewed or passed pursuant to a separate resolution. The shareholders of Holdings passed a special resolution on May 2, 2025 to effect a reduction of Holding’s share premium account and capital redemption reserve in order to create additional distributable reserves. On June 24, 2025, the High Court of England and Wales confirmed the cancellation of US$14,809,888,249 standing to the credit of Holding’s share premium account and US$1,755,360,094 standing to the credit of Holding’s capital redemption reserve. The Ordinary Shares rank pari passu in all respects. Fully paid Ordinary Shares confer identical rights in respect of capital, dividends (save where and to the extent that any such Ordinary Share is issued on terms providing that it will rank for dividend as from a particular date), voting and otherwise. Our Articles contain provisions to the following effect: Form and Transfers

Ordinary Shares may be held in either certificated or uncertificated form. Ordinary Shares may be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor and the transferee. Transfers of uncertificated Ordinary Shares must be made in accordance with the Companies Act and the UK Uncertificated Securities Regulations 2001, as amended (the “Regulations”). The Board may refuse to register any transfer of Ordinary Shares unless: (a) it is in respect of a share which is fully paid up; (b) it is in respect of a share on which we have no lien; (c) it is in respect of only one class of shares of a particular series; (d) it is in favour of a single transferee or not more than four joint transferees; (e) it is duly stamped (if so required); and (f) it is delivered for registration at the prescribed place and accompanied by the relevant share certificate(s) and with such other evidence as reasonably required by the Board to evidence right to transfer (except in the case of a transfer by a recognised person where a certificate has not been issued or in the case of an uncertificated share). The Board may refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant clearing system. Dividends Subject to the provisions of the Articles and the Companies Act, Holdings may declare dividends or other distributions in respect of a share on the Ordinary Shares by ordinary resolution. Such dividends may not exceed the amount recommended by the Board. The Board may also pay or declare and pay interim dividends (including any dividend payable at a fixed rate) if it appears to the Board to be justified by the profits of Holdings available for distribution. All dividends unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of Holdings until claimed. If a dividend is not claimed after 12 years of becoming payable (if the Board so resolves), or if Holdings exercises its power of sale in respect of a share of an untraced member, such unclaimed dividend or any dividend or other sum payable in respect of that share outstanding at the time of the exercise of the power of sale is forfeited and reverts to us. No dividend or other moneys payable by us or in respect of an Ordinary Share will bear interest (unless otherwise provided for in the rights attached to the share). Holdings has in place a Scrip Dividend mandate. The Scrip Dividend mandate must be approved by the shareholders of Holdings every three years. The Board has discretion in relation to any dividend which is approved as to whether to offer the eligible shareholders of Ordinary Shares the right to receive Ordinary Shares instead of a cash dividend pursuant to the Scrip Dividend mandate in respect of that dividend. Voting Every member who is present in person or by proxy or represented at any general meeting of Holdings, and who is entitled to vote, has one vote on a show of hands (or, in the case of a general meeting held partly by means of an electronic facility, one vote cast by such electronic means as the Board deems appropriate). On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or their proxy may be counted. Every proxy present has one vote, except that the proxy will have one vote for and one vote against a resolution if he or she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote (and the proxy chooses to vote in the other direction). Every proxy who has been appointed by one or more members shall, on a poll, have one vote for each share in respect of which the proxy has been appointed. No member will, unless the Board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders, either in person or by proxy, in respect of any Ordinary Share held by them or to exercise any right as a member unless all calls or other sums presently payable by them in respect of that Ordinary Share in the Company have been paid. Where any member is, under the rules governing the listing of securities on any stock exchange on which all or any shares of the Company are for the time being listed or traded, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction will not be counted. Holdings will send out written notice at least 21 clear days before an annual general meeting and at least 14 clear days before all other general meetings or such longer period as may be required by law from time to time. For general meetings to be valid, at least three shareholders entitled to vote must be present in person or by proxy. The Board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so partly by simultaneous attendance and participation at a physical place anywhere in the world determined by it, and partly by means of an electronic facility or facilities determined by it in accordance with the Articles of Association. The shareholders present in person or by proxy at the satellite meeting places or through an electronic facility will be counted in the quorum for the general meeting. The satellite meeting places and electronic facilities offered by the Board must enable shareholders to participate in the business for which the meeting has been convened. Shareholders must be able to hear all persons who speak at the meeting and be heard by all other persons attending and participating in the meeting if they wish to speak themselves. If any member, or any other person appearing to be interested in any of our shares held by that member, is served with a notice under Section 793 of the Companies Act (a “Section 793 Notice”) and does not supply us with the information required in the notice in respect of such shares (the “Default Shares”, which includes shares issued after the date of such Section 793 Notice in respect of those shares), then (unless the Board otherwise decides, and subject to applicable law) the following sanctions will apply: (a) that member will not be entitled, in respect of such Default Shares, to attend or vote at any meeting of Holdings or on any poll, or to exercise any other right conferred by their membership in relation to any such meeting or poll, and (b) if the Default Shares represent 0.25% or more of the issued shares of their class (excluding any shares of that class held as treasury shares), (i) dividends or other monies payable on those Default Shares will be withheld by us (with no obligation to pay interest) and the member will not be entitled to elect to receive shares instead of that dividend and (ii) no transfer of those Default Shares will be registered (other than certain specified “excepted transfers” under the Articles) unless the member themselves is not in default as regards supplying the information required and the member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer. These sanctions cease to have effect (a) if the Default Shares are transferred by means of an “excepted transfer” (but only in respect of the shares transferred) or (b) at the end of the period of one week (or such shorter period as the Board may determine) following receipt by Holdings of the information required by the Section 793 Notice and the Board being fully satisfied that such information is full and complete. All of the directors will retire from office at each annual general meeting and be eligible for re-election and a director who is re-elected at the annual general meeting will be treated as continuing in office without a break. Otherwise, we may at any general meeting by ordinary resolution fill a vacancy of a director who retires by re-appointing the retiring director or some other person who is eligible for appointment and willing to act as a director. If we do not do so, the retiring director will, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the director is put to the meeting and lost. If any resolution for the appointment or re-appointment of a director is put to the annual general meeting and is lost and, at the end of that meeting, the number of directors is fewer than the minimum required under the Articles, all retiring directors who stood for re-appointment at that meeting shall be deemed to have been re-appointed and shall remain in office, except that such retiring directors may only act for the purposes of filling vacancies and convening general meetings of Holdings and may only perform limited duties and shall convene a general meeting as soon as reasonably practical and shall retire from office at that meeting if the number of directors appointed or ratified by Holdings at that meeting meets the minimum number of directors required by the Articles. Redemption and Repurchase Subject to applicable legislation and the rights of the other shareholders, any Ordinary Share may be issued on terms that it is, at our option or the option of the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such Ordinary Shares under the Articles. If agreed by a special resolution of our shareholders, we may repurchase Ordinary Shares upon such terms as the Board determines. Calls on Capital Subject to the terms of allotment of the Ordinary Shares, the Board may make calls upon the members in respect of any monies unpaid on such shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have subsequently been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 15% per annum), and the person from whom it is due and payable will pay all costs, charges and expenses that we may have incurred by reason of such non- payment. Unless the Board otherwise determines, no member is entitled to receive any dividend, to be present and vote at any general meeting either personally or (save as proxy for another member) by proxy, to be reckoned in a quorum or to exercise any other privilege as a member unless and until they have paid all calls due and payable on their shares, together with interest and expenses (if any) payable to us by such member. If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared (or other moneys payable) but not paid) may be forfeited by a resolution of the Board and will become the property of Holdings. A member whose shares have been forfeited will cease to be a member in respect of them. Forfeiture will not absolve a previous member for amounts payable by them (which may continue to accrue interest). Holdings also has a lien over all of our partly paid shares to the extent permitted by the Companies Act. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares. Other Shareholder Rights The Ordinary Shares carry no rights to share in Holdings’ profits or to share in any surplus in the event of liquidation other than as provided by applicable law. Our Articles do not provide for any sinking fund provisions. The provisions of our Articles do not discriminate against any existing or prospective holder of Ordinary Shares as a result of such shareholder owning a substantial number of shares. Variation of Rights The rights attached to our Ordinary Shares may be varied or abrogated either with the consent in writing of the holders of at least 75% in nominal value of the issued Ordinary Shares (excluding any Ordinary Shares held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of Ordinary Shares. The rights attached to the Ordinary Shares may also be varied or abrogated by a special resolution of Holdings without the separate consent or sanction of the holders of any of the Ordinary Shares; provided that the rights attached to all the Ordinary Shares are thereby varied or abrogated in like manner and to like extent, and, accordingly, neither the passing nor the implementation of any such resolution constitutes a variation or abrogation of any of the rights attached to any of the Ordinary Shares.

The rights or privileges attached to the Ordinary Shares will be deemed to be varied or abrogated by the reduction of the capital paid up on such Ordinary Shares but will not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu in all respects (save as to the date from which such new shares will rank for dividend) with or subsequent to those Ordinary Shares already issued, or by the purchase or redemption by Holdings of our own shares or the sale of any shares held as treasury shares in accordance with the provisions of the Companies Act and the Articles. Limitations on Share Ownership There are no limitations on the rights of shareholders to own Ordinary Shares. In addition, there are no restrictions imposed by the Articles or (subject to the effect of any economic sanctions that may be in force from time to time) by current UK laws which relate to non-residents or foreign shareholders and which limit the rights of such non-residents or foreign shareholders to hold or (when entitled to do so) exercise voting rights on the Ordinary Shares. The rights of any holder of Ordinary Shares to vote may, however, be restricted in certain circumstances as described above. B. Description of American Depositary Shares This summary of the general terms and provisions of the American Depositary Shares (“ADSs”) representing our Ordinary Shares does not purport to be complete and is subject to and qualified in its entirety by our Form F-6 filed on Aug. 17, 2010 (Commission file No. 333-168882), which are incorporated by reference, including the exhibits thereto. In the following description, a “Holder” is the person registered with the Depositary (as defined below). A “Beneficial Owner,” with respect to a Receipt, means any person who has a beneficial interest in the ADSs evidenced by such Receipt. “Receipts” means American depositary receipts evidencing ADSs. General ADSs are issuable pursuant to an amended and restated deposit agreement dated March 22, 2001, as amended and restated on March 27, 2001 and March 28, 2003, among Holdings, The Bank of New York, as depositary (the “Depositary”), and the Holders and Beneficial Owners from time to time of Receipts issued thereunder (the “Deposit Agreement”). The corporate trust office of the Depositary is 240 Greenwich Street, New York, New York 10286. Each ADS represents the right to receive five Ordinary Shares of Holdings. A Receipt may evidence any number of the related ADSs. Voting Upon receipt by the Depositary of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, if requested by Holdings, the Depositary will, as soon as practicable thereafter, mail the information in such notice to the Holders along with instructions for the voting of their respective ADSs. “Deposited Securities” as of any time means Ordinary Shares at such time deposited or deemed to be deposited under the applicable Deposit Agreement and any and all other securities, property and cash received by the Depositary or the custodian in respect or in lieu of such Ordinary Shares deposited or deemed to be deposited and at such time held under such Deposit Agreement. Upon the written request of a Holder, the Depositary will endeavour, insofar as practical, to vote or cause to be voted the amount of Deposited Securities represented by such Holder’s Receipts in accordance with the Holder’s instructions. The Depositary will not vote the Deposited Securities except in accordance with such instructions. Holders will not be entitled to vote Deposited Securities directly. Collecting and Distributing Dividends

The Depositary will distribute all cash dividends or other cash distributions that are received by it or the custodian in respect of Deposited Securities to Holders in proportion to their holdings of ADSs (after payment of any charges and fees provided for in the Deposit Agreement), provided that at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United States. In the event that any of the Deposited Securities are not entitled, by reason of their dates of issuance or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary will make appropriate adjustments in the amounts distributed to the Holders of the Receipts issued in respect of such Deposited Securities. The cash amount distributed will be reduced by any amounts that Holdings or the Depositary must withhold on account of taxes. If Holdings makes a non-cash distribution in respect of any Deposited Securities, the Depositary will distribute the property it receives to Holders (after deduction or upon payment of any taxes, charges and fees provided for in the Deposit Agreement) in proportion to their holdings of ADSs in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. However, if in the opinion of the Depositary such distribution cannot be made among the Holders entitled thereto in proportion to the number of ADSs held by each of them or if for any other reason the Depositary deems such distribution not to be lawful or feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property received, or any part thereof. The net proceeds of any such sale (after deduction or upon payment of any taxes, charges and fees provided for in the Deposit Agreement) will be distributed to the Holders entitled thereto as in the case of a distribution received in cash (described above). If a distribution by Holdings in respect of Deposited Securities consists of a dividend in, or free distribution of, Ordinary Shares, the Depositary may (and will, if Holdings requests) distribute to Holders, in proportion to their holdings of ADSs, additional Receipts evidencing an aggregate number of ADSs representing the amount of Ordinary Shares received as such dividend or free distribution (after deduction or withholding of any tax or other governmental charge and the payment of the fees, expenses and charges of the Depositary provided for in the Deposit Agreement). If the Depositary does not distribute additional Receipts, each ADS will from then forward also represent its proportionate interest in the additional Ordinary Shares distributed in respect of the Deposited Securities. In lieu of delivering Receipts for fractional ADSs, the Depositary may, in its discretion, sell the amount of Ordinary Shares represented by the aggregate of such fractions at a public or private sale and distribute the net proceeds of any such sale. In the event that the Depositary determines that any distribution in property (including Ordinary Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary will distribute the net proceeds of any such sale to the Holders entitled thereto in proportion to the number of ADSs held by them. Procedures for Transmitting Notices, Reports and Proxy Soliciting Material In addition to the procedures for transmitting notices discussed above under “Voting,” the Depositary will make available for inspection by Holders, at its corporate trust office, any notices, reports and communications, including any proxy soliciting material, received from Holdings which may be (i) received by the Depositary or the custodian or the nominee of either of them as the holder of the Deposited Securities and (ii) made generally available by Holdings to the holders of such Deposited Securities. If requested in writing by Holdings, the Depositary will arrange for the mailing to all Holders of such notices, reports and communications made generally available by Holdings to holders of its Deposited Securities or will otherwise make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Deposited Securities or on such other basis as Holdings may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation. Sale or Exercising of Rights If Holdings offers to Holders rights to subscribe for additional Ordinary Shares or any other rights of any nature, the Depositary will have discretion as to the procedure for making such rights available to Holders or of disposing of such rights and making the net proceeds available to any Holders in accordance with the procedures for distributing cash described above, or, if by the terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Holders or to dispose of such rights and make the net proceeds available to such Holders, then the Depositary will allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary will distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such Holder, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary has distributed rights to all or certain Holders, then upon the instruction of such Holders (and payment of any applicable purchase price, fees, expenses and charges), the Depositary will exercise such rights to purchase Ordinary Shares on behalf of such Holders. Ordinary Shares purchased by the Depositary will be deposited and Receipts will be delivered to such Holders. If the Depositary determines in its discretion that it is not lawful or feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary and all taxes and other governmental charges payable in connection with such rights) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise. The Depositary will not offer rights to Holders unless it has received from Holdings evidence to the effect that (i) a registration statement under the Securities Act covering such offering is in effect or (ii) such offering does not require registration under the Securities Act. If a Holder requests the distribution of warrants or other instruments, notwithstanding that there has been no registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for Holdings satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Holder is exempt from such registration. The Depositary will not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular. Deposit or Sale of Securities Resulting from Dividends, Splits or Plans of Reorganization If Holdings makes a non-cash distribution in respect of any Deposited Securities, the Depositary may dispose of all or part of property, including by public or private sale, in the circumstances described under “Collecting and Distributing Dividends” above. In circumstances where the provisions of the Deposit Agreement governing distributions of Ordinary Shares do not apply, upon any change in par or nominal value, sub-division, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation, or sale of assets affecting Holdings or to which it is a party, the Depositary may in its discretion, and in such manner as the Depositary may deem equitable, treat any securities which are received by the Depositary or a custodian in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement, and

Receipts then outstanding will thenceforth represent the new Deposited Securities so received in exchange for or on conversion of or in respect of Deposited Securities, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may, and will at Holdings’ request, execute and deliver additional Receipts as in the case of a dividend in Ordinary Shares, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Amendment and Termination of the Deposit Agreement The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between Holdings and the Depositary in any respect which they may deem necessary or desirable. Any amendment which will impose or have the effect of increasing any fees or charges payable by the Holders (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and the fees of the Depositary for the execution and delivery or cancellation of Receipts), or which will otherwise prejudice any substantial existing right of Holders, will not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment will have been given to the Holders. Every Holder of an outstanding Receipt at the time any such amendment so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. The Depositary at any time, at the direction of Holdings, will terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then Outstanding at least ninety days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to Holdings and the Holders of all Receipts then outstanding, if at any time ninety days have expired after the Depositary has delivered to Holdings a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the corporate trust office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts specified in the Deposit Agreement and (c) payment of any applicable taxes or other governmental charges, be entitled to delivery to him or her, or upon his or her order, of the amount of Deposited Securities represented by the ADSs evidenced by such Receipt. If any Receipts remain outstanding after the date of termination, the Depositary will discontinue the registration of transfers of Receipts, suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, sell rights as provided in the Deposit Agreement and continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested and without liability for interest the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges). Rights of Holders to Inspect the Transfer Books of the Depositary and the List of Holders The Depositary will keep at its corporate trust office a book or books for the transfer and registration of Receipts which at all reasonable times will be open for inspection by Holders. Such inspection may not be for the purpose of communicating with Holders in the interest of a business or object other than the business of Holdings or a matter related to the Deposit Agreement or the Receipts. Restrictions on the Right to Transfer or Withdraw the Underlying Securities As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, Holdings, the custodian or registrar may require (a) payment from the depositor of the Deposited Securities or the presenter of the Receipt of a sum sufficient to reimburse it for any applicable tax or other governmental charge and any stock transfer or registration fees in respect of Receipts or registration of transfers of Deposited Securities upon any applicable register and any applicable fees as may be provided in the Deposit Agreement or otherwise; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter specified in the Deposit Agreement; (c) compliance with the provisions of our Articles and resolutions and regulations of the Board adopted pursuant to our Articles; and (d) compliance with such reasonable regulations as the Depositary and Holdings may establish consistent with the provisions of the Deposit Agreement. The delivery of Receipts against deposits of the Deposited Securities generally or against deposits of particular Deposited Securities may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts, generally may be suspended, during any period when the transfer books of the Depositary or any register for Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or Holdings at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or for any other reason. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or Holdings or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. The Depositary may not knowingly accept for deposit under the Deposit Agreement any Ordinary Shares which are required to be registered under the Securities Act, unless a registration statement is in effect as to such Ordinary Shares. Limitations on the Depositary’s Liability The Depositary will not incur any liability to any Holder or Beneficial Owners, if by reason of any provision of any present or future law or regulation of the United States of America, any state thereof, the United Kingdom or of any other country, or of any other action of any governmental or regulatory authority of the United States, the United Kingdom, or any other country or of any stock exchange, or by reason of any provision, present or future, of our Articles, or by reason of any act of God or war or other circumstances beyond its control, the Depositary is delayed in, prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided will be done or performed; nor will the Depositary incur any liability to any Holder or Beneficial Owner by reason of any non- performance or delay, caused as aforesaid, in the performance of any act or thing which, by the terms of the Deposit Agreement, it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to the Deposit Agreement, or an offering or distribution pursuant to the Deposit Agreement, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering, on behalf of such Holder and make the net proceeds available to such Holder, then the Depositary will not make such distribution or offering and will allow any rights, if applicable, to lapse. The Depositary assumes no obligation nor will it be subject to any liability under the Deposit Agreement to any Holders or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of any Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith. The Depositary will not be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities will be furnished as often as may be required. The Depositary will not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Holder or Beneficial Owner or any other person believed by it in good faith to be competent to give such advice or information. The Depositary may rely and will be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary will not be liable for any acts or omissions made by a successor depositary, whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company has agreed to indemnify the Depositary under the Deposit Agreement and its directors, officers, employees, agents and affiliates (each, an “Indemnified Person”) against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may be based on or arise (a) out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by an Indemnified Person, except for any liability or expense arising out of the negligence or bad faith of such Indemnified Person, or (ii) by Holdings or any of its directors, officers, employees, agents and affiliates, or (b) out of or in connection with any offer or sale of Receipts, ADSs, Ordinary Shares, other Deposited Securities, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) or any registration statement under the Securities Act in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such Indemnified Person, furnished in writing to Holdings, and not materially changed or altered by Holdings, by such Indemnified Person expressly for use in a registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) under the Securities Act. No disclaimer of liability under the Securities Act is intended by any provisions of the Deposit Agreement.

The Depositary may own and deal in any class of securities of Holdings and its affiliates and in Receipts.

C. Description of Debt Securities

As of December 31, 2025, we had the following series of Debt Securities registered pursuant to Section 12(b) of the Act, which are all listed on the New York Stock Exchange. Capitalized terms used but not defined in the following table (the "Summary of Key Terms") will have the meanings given to them in the Description of Terms below.

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[(1)(2)]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [(3)(4)]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[(5)(6)(7)(8)(9)(10)(11)]	Events of Default[(12)(13)(14)(15)]	Offering Documents	Indenture
$487,913,000 7.625% Subordinated Notes due 2032 US404280AF65	*Fixed Rate:* 7.625% per annum ("p.a.") *Interest Start Date*: May 17, 2005	Aug. 30, 2005 to May 17, 2032	May 17 and Nov. 17 each year, beginning Nov. 17, 2005	N/A	Tax Redemption	Subordinated Events of Default and Defaults	Registration Statement dated July 12, 2005 (File no. 333-126531) (the "2005 Base Prospectus") Prospectus dated July 28, 2005	Subordinated Debt Securities Indenture dated Dec. 10, 2002 (the "2002 Indenture") Supplemental Indenture dated as of Dec. 3, 2004
$222,042,000 7.35% Subordinated Notes due 2032 US404280AE90	*Fixed Rate:* 7.35% p.a. *Interest Start Date*: May 27, 2005	Aug. 30, 2005 to Nov. 27, 2032	May 27 and Nov. 27 each year, beginning Nov. 27 2005	N/A	Tax Redemption	Subordinated Events of Default and Defaults	2005 Base Prospectus Prospectus dated July 28, 2005	2002 Indenture Supplemental Indenture dated as of Dec. 3, 2004

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[(1)(2)]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [(3)(4)]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[(5)(6)(7)(8)(9)(10)(11)]	Events of Default[(12)(13)(14)(15)]	Offering Documents	Indenture
$2,000,000,000 6.5% Subordinated Notes due 2036 US404280AG49	*Fixed Rate:* 6.5% p.a.	May 3, 2006 to May 2, 2036 *Add'l Issue Date*: Aug. 23, 2006 *Add'l Issue Date*: Dec. 14, 2006	May 2 and Nov. 2 each year, beginning Nov. 2, 2006	N/A	Tax Redemption	Subordinated Events of Default and Defaults	Registration Statement dated Nov. 26, 2002 (File no. 333-92024) (the "2002 Base Prospectus") Prospectus Supplement dated April 26, 2006 Registration Statement dated June 14, 2006 (File no. 333-135007) (the "2006 Base Prospectus") Prospectus Supplement dated Aug. 16, 2006 Prospectus Supplement dated Dec. 7, 2006	2002 Indenture
$2,500,000,000 6.5% Subordinated Notes due 2037 US404280AH22	*Fixed Rate:* 6.5% p.a.	Sept. 12, 2007 to Sept. 15, 2037 *Add'l Issue Date*: Oct. 18, 2007	March 15 and Sept. 15 each year, beginning March 15, 2008	N/A	Tax Redemption	Subordinated Events of Default and Defaults	2006 Base Prospectus Prospectus Supplement dated Sept. 5, 2007 Prospectus Supplement dated Oct. 11, 2007	2002 Indenture

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1)(2)	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (3)(4)	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights(5)(6)(7)(8)(9)(10)(11)	Events of Default(12)(13)(14)(15)	Offering Documents	Indenture
$1,500,000,000 6.8% Subordinated Notes due 2038 US404280AJ87	*Fixed Rate:* 6.8% p.a.	May 27, 2008 to June 1, 2038	June 1 and Dec. 1 each year, beginning on Dec. 1, 2008	N/A	Tax Redemption	Subordinated Events of Default and Defaults	2006 Base Prospectus Prospectus Supplement dated May 19, 2008	2002 Indenture
$750,000,000 6.100% Senior Unsecured Notes due 2042 US404280AM17	*Fixed Rate:* 6.100% p.a.	Nov. 17, 2011 to Jan. 14, 2042	Jan. 14 and July 14 each year, beginning July 14, 2012	N/A	Tax Redemption	Extended Events of Default and Defaults	2010 Base Prospectus Prospectus Supplement dated Nov. 14, 2011	Senior Indenture dated August 26, 2009 (the "2009 Indenture")
$1,500,000,000 5.250% Subordinated Notes due 2044 US404280AQ21	*Fixed Rate:* 5.250% p.a.	March 12, 2014 to March 14, 2044	March 14 and Sept. 14 each year, beginning Sept. 14, 2014	N/A	Tax Redemption and Capital Disqualification Event Redemption	Subordinated Events of Default and Defaults	2012 Base Prospectus Prospectus Supplement dated March 5, 2014	2014 Indenture First Supplemental Indenture dated March 12, 2014
$3,000,000,000 4.300% Senior Unsecured Notes due 2026 US404280AW98	*Fixed Rate:* 4.300% p.a.	March 8, 2016 to March 8, 2026	March 8 and Sept. 8 each year, beginning Sept. 8, 2016	N/A	Tax Redemption	Extended Events of Default and Defaults	Registration Statement dated Feb. 25, 2016 (File no. 333-202420) (the "2016 Base Prospectus") Prospectus Supplement dated March 1, 2016	2009 Indenture First Supplemental Indenture dated March 8, 2016

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$2,500,000,000 3.900% Senior Unsecured Notes due 2026 US404280BB43	*Fixed Rate:* 3.900% p.a.	May 25, 2016 to May 25, 2026	May 25 and Nov. 25 each year, beginning Nov. 25, 2016	N/A	Tax Redemption	Extended Events of Default and Defaults	2016 Base Prospectus Prospectus Supplement dated May 18, 2016	2009 Indenture Second Supplemental Indenture dated May 25, 2016
$1,500,000,000 4.375% Subordinated Notes due 2026 US404280BH13	*Fixed Rate:* 4.375% p.a.	Nov. 23, 2016 to Nov. 23, 2026	May 23 and Nov. 23 each year, beginning May 23, 2017	N/A	Tax Redemption and Capital Disqualification Event Redemption	Subordinated Events of Default and Defaults	2016 Base Prospectus Prospectus Supplement dated November 16, 2016	2014 Indenture Third Supplemental Indenture dated November 23, 2016
$2,500,000,000 4.041% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280BK42	*Fixed Rate:* 4.041% p.a. *Floating Rate:* Three-month Term SOFR, plus tenor spread adjustment of 0.26161%, plus 1.546% p.a. *Interest Reset Dates:* March 13, 2027, June 13, 2027, Sept. 13, 2027 and Dec. 13, 2027	March 13, 2017 to March 13, 2028	*Fixed Rate:* March 13 and Sept. 13 each year, beginning Sept. 13, 2017, and ending March 13, 2027 *Floating Rate:* June 13, 2027, Sept. 13, 2027, Dec. 13, 2027, and March 13, 2028	March 13, 2027	Tax Redemption and Optional Redemption	LADE Provisions	2017 Base Prospectus Prospectus Supplement dated March 6, 2017	2009 Indenture Fourth Supplemental Indenture dated March 13, 2017

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	**Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates)** [3][4]	**Term (Issue Date to Maturity Date)**	**Interest Payment Dates (in arrear)**	**Optional Redemption Date**	**Redemption rights**[5][6][7][8][9][10][11]	**Events of Default**[12][13][14][15]	**Offering Documents**	**Indenture**
$3,000,000,000 4.583% Fixed Rate/Floating Rate Senior Unsecured Notes due 2029 US404280BT50	*Fixed Rate:* 4.583% p.a. *Floating Rate:* Three-month Term SOFR, plus tenor spread adjustment of 0.26161%, plus 1.53455% p.a. *Interest Reset Dates:* June 19, 2028, Sept. 19, 2028, Dec. 19, 2028, and March 19, 2029 LIBOR Replacement Provisions	June 19, 2018 to June 19, 2029	*Fixed Rate:* June 19 and Dec. 19 each year, beginning Dec. 19, 2018, and ending June 19, 2028 *Floating Rate:* Sept. 19, 2028, Dec. 19, 2028, March 19, 2029, and June 19, 2029	June 19, 2028	Tax Redemption and Optional Redemption	LADE Provisions	2018 Base Prospectus and Prospectus Supplement dated June 12, 2018	2009 Indenture and Seventh Supplemental Indenture dated June 19, 2018
£1,000,000,000 3.000% Resettable Senior Unsecured Notes due 2028 XS1961843171	*Fixed Rate:* 3.000% p.a. *Reset Rate:* Mid-Market Swap Rate plus 1.65% p.a. *Interest Reset Date:* July 22, 2027 LIBOR Replacement Provisions	March 12, 2019 to July 22, 2028	July 22 each year, beginning July 22, 2019 (there was a short first coupon for the first interest period; interest in this period was computed on the basis of the actual number of days divided by 365)	July 22, 2027	Tax Redemption and Optional Redemption	Limited Events of Default and Defaults	2018 Base Prospectus and Prospectus Supplement dated March 5, 2019	2009 Indenture and Eleventh Supplemental Indenture dated March 12, 2019

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1)(2)	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (3)(4)	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights(5)(6)(7)(8)(9)(10)(11)	Events of Default(12)(13)(14)(15)	Offering Documents	Indenture
$3,000,000,000 3.973% Fixed Rate/Floating Rate Senior Unsecured Notes due 2030 US404280CC17	*Fixed Rate:* 3.973% p.a. *Floating Rate:* Three-month Term SOFR, plus tenor spread adjustment of 0.26161%, plus 1.61% p.a. *Interest Reset Dates:* May 22, 2029, Aug. 22, 2029, Nov. 22, 2029, and Feb. 22, 2030 LIBOR Replacement Provisions	May 22, 2019 to May 22, 2030	*Fixed Rate:* May 22 and Nov. 22 each year, beginning Nov. 22, 2019, and ending May 22, 2029 *Floating Rate:* Aug. 22, 2029, Nov. 22, 2029, Feb. 22, 2030, and May 22, 2030	May 22, 2029	Tax Redemption and Optional Redemption	Limited Events of Default and Defaults	2018 Base Prospectus and Prospectus Supplement dated May 15, 2019	2009 Indenture and Twelfth Supplemental Indenture dated May 22, 2019
£750,000,000 3.00% Resettable Senior Unsecured Notes due 2030 XS2003500142	*Fixed Rate:* 3.000% p.a. *Reset Rate:* Mid-Market Swap Rate plus 1.77% p.a. *Interest Reset Date:* May 29, 2029 LIBOR Replacement Provisions	May 29, 2019 to May 29, 2030	May 29 each year, beginning May 29, 2020	May 29, 2029	Tax Redemption and Optional Redemption	Limited Events of Default and Defaults	2018 Base Prospectus and Prospectus Supplement dated May 21, 2019	2009 Indenture and Thirteenth Supplemental Indenture dated May 29, 2019
$2,500,000,000 4.950% Fixed Rate Senior Unsecured Notes due 2030 US404280CF48	*Fixed Rate:* 4.950% p.a.	March 31, 2020 to March 31, 2030	March 31 and Sept. 30 each year, beginning Sept. 30, 2020	N/A	Tax Redemption	Limited Events of Default and Defaults	2018 Base Prospectus and Prospectus Supplement dated March 25, 2020	2009 Indenture and Fifteenth Supplemental Indenture dated March 31, 2019

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$1,500,000,000 2.848% Fixed Rate/Floating Rate Senior Unsecured Notes due 2031 US404280CH04	*Fixed Rate:* 2.848% p.a. *Floating Rate:* Compounded Daily SOFR plus 2.387% p.a. Benchmark Transition Provisions	June 4, 2020 to June 4, 2031	*Fixed Rate:* June 4 and Dec. 4 each year, beginning Dec. 4, 2020 and ending June 4, 2030 *Floating Rate:* Sept. 4, 2030, Dec. 4, 2030, March 4, 2031 and June 4, 2031	June 4, 2030	Tax Redemption and Optional Redemption	Limited Events of Default and Defaults	2018 Base Prospectus and Prospectus Supplement dated May 28, 2020	2009 Indenture and Sixteenth Supplemental Indenture dated June 4, 2020
$1,500,000,000 2.357% Fixed Rate/Floating Rate Senior Unsecured Notes due 2031 US404280CK33	*Fixed Rate:* 2.357% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.947% p.a. Benchmark Transition Provisions	Aug.18, 2020 to Aug. 18, 2031	*Fixed Rate:* Aug. 18 and Feb. 18 each year, beginning Feb. 18, 2021 and ending Aug. 18, 2030 *Floating Rate:* Nov. 18, 2030, Feb. 18, 2031, May 18, 2031 and Aug. 18, 2031	August 18, 2030	Tax Redemption and Optional Redemption	Limited Events of Default and Defaults	2018 Base Prospectus and Prospectus Supplement dated August 11, 2020	2009 Indenture and Seventeenth Supplemental Indenture dated August 18, 2020
$2,000,000,000 2.013% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280CL16	*Fixed Rate:* 2.013% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.732% p.a. Benchmark Transition Provisions	Sept. 22, 2020 to Sept. 22, 2028	*Fixed Rate:* March 22 and Sept. 22 each year, beginning March 22, 2021 and ending Sept. 22, 2027 *Floating Rate:* Dec. 22, 2027, March 22, 2028, June 22, 2028 and Sept. 22, 2028	Par Redemption Date: September 22, 2027 Make-Whole Redemption Period: from (and including) March 22, 2021 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption and Par Redemption	Limited Events of Default and Defaults	2018 Base Prospectus and Prospectus Supplement dated September 15, 2020	2009 Indenture and Eighteenth Supplemental Indenture dated September 22, 2020

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[(1)(2)]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [(3)(4)]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[(5)(6)(7)(8)(9)(10)(11)]	Events of Default[(12)(13)(14)(15)]	Offering Documents	Indenture
$2,000,000,000 1.589% Fixed Rate/Floating Rate Senior Unsecured Notes due 2027 US404280CM98	*Fixed Rate:* 1.589% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.290% p.a. Benchmark Transition Provisions	Nov. 24, 2020 to May 24, 2027	*Fixed Rate:* May 24 and Nov. 24 each year, beginning May 24, 2021 and ending May 24, 2026 *Floating Rate:* Aug. 24, 2026, Nov. 24, 2026, Feb. 24, 2027 and May 24, 2027	Par Redemption Date: May 24, 2026 Make-Whole Redemption Period: from (and including) May 24, 2021 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole and Par Redemption	Limited Events of Default and Defaults	2018 Base Prospectus and Prospectus Supplement dated November 17, 2020	2009 Indenture and Nineteenth Supplemental Indenture dated November 24, 2020
£1,000,000,000 1.750% Fixed Rate/Floating Rate Senior Unsecured Notes due 2027 XS2322315727	*Fixed Rate*: 1.750% p.a. *Floating Rate*: Compounded Daily SONIA plus 1.307% p.a.	March 24, 2021 to July 24, 2027	*Fixed Rate:* July 24 each year, beginning July 24, 2021 and ending July 24, 2026 *Floating Rate:* October 24, 2026, January 24, 2027, April 24, 2027 and July 24, 2027	Par Redemption Date: July 24, 2026 Make-Whole Redemption Period: from (and including) September 24, 2021 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Registration Statement dated Feb. 26, 2021 (File no. 333-253632) (the "2021 Base Prospectus") and Prospectus Supplement dated March 17, 2021	2009 Indenture and Twentieth Supplemental Indenture dated March 24, 2021

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[(1)(2)]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [(3)(4)]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[(5)(6)(7)(8)(9)(10)(11)]	Events of Default[(12)(13)(14)(15)]	Offering Documents	Indenture
\$3,000,000,000 2.804% Fixed Rate/Floating Rate Senior Unsecured Notes due 2032 US404280CT42	*Fixed Rate*: 2.804% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.1870% p.a. Benchmark Transition Provisions	May 24, 2021 to May 24, 2032	*Fixed Rate:* May 24 and November 24 each year, beginning November 24, 2021 and ending May 24, 2031 *Floating Rate:* August 24, 2031, November 24, 2031, February 24, 2032 and May 24, 2032	Par Redemption Date: May 24, 2031 Make-Whole Redemption Period: from (and including) November 24, 2021 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption and Par Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated May 17, 2021	2009 Indenture and Twenty-First Supplemental Indenture dated May 24, 2021
\$2,000,000,000 2.206% Fixed Rate/Floating Rate Senior Unsecured Notes due 2029 US404280CV97	*Fixed Rate*: 2.206% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.285% p.a. Benchmark Transition Provisions	August 17, 2021 to August 17, 2029	*Fixed Rate:* February 17 and August 17 each year, beginning February 17, 2022 and ending August 17, 2028 *Floating Rate:* November 17, 2028, February 17, 2029, May 17, 2029 and August 17, 2029	Par Redemption Date: August 17, 2028 Make-Whole Redemption Period: from (and including) February 17, 2022 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption and Par Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated August 10, 2021	2009 Indenture and Twenty-Second Supplemental Indenture dated August 17, 2021

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1)(2)	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (3)(4)	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights(5)(6)(7)(8)(9)(10)(11)	Events of Default(12)(13)(14)(15)	Offering Documents	Indenture
$2,500,000,000 2.251% Fixed Rate/Floating Rate Senior Unsecured Notes due 2027 US404280CX53	*Fixed Rate*: 2.251% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.100% p.a. Benchmark Transition Provisions	November 22, 2021 to November 22, 2027	*Fixed Rate:* May 22 and November 22 each year, beginning May 22, 2022 and ending November 22, 2026 *Floating Rate:* February 22, 2027, May 22, 2027, August 22, 2027 and November 22, 2027	Par Redemption Date: November 22, 2026 Make-Whole Redemption Period: from (and including) May 22, 2022 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption and Par Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated November 15, 2021	2009 Indenture and Twenty-Third Supplemental Indenture dated November 22, 2021
$1,750,000,000 2.871% Fixed Rate/Floating Rate Senior Unsecured Notes due 2032 US404280CY37	*Fixed Rate*: 2.871% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.410% p.a. Benchmark Transition Provisions	November 22, 2021 to November 22, 2032	*Fixed Rate:* May 22 and November 22 each year, beginning May 22, 2022 and ending November 22, 2031 *Floating Rate:* February 22, 2032, May 22, 2032, August 22, 2032 and November 22, 2032	Par Redemption Date: November 22, 2031 Make-Whole Redemption Period: from (and including) May 22, 2022 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption and Par Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated November 15, 2021	2009 Indenture and Twenty-Third Supplemental Indenture dated November 22, 2021

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$2,000,000,000 4.762% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2033 US404280DC08	*Fixed Rate*: 4.762% p.a. *Floating Rate*: Compounded Daily SOFR plus 2.530% p.a. Benchmark Transition Provisions	March 29, 2022 to March 29, 2033	*Fixed Rate*: March 29 and September 29 of each year, beginning on September 29, 2022 and ending on March 29, 2032 *Floating Rate*: June 29, 2032, September 29, 2032, December 29, 2032 and March 29, 2033	March 29, 2032	Tax Redemption, Par Redemption and Capital Disqualification Event Redemption	Subordinated Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated March 22, 2022	2014 Indenture and Fourth Supplemental Indenture dated March 29, 2022
$2,250,000,000 4.755% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280DF39	*Fixed Rate*: 4.755% p.a. *Floating Rate*: Compounded Daily SOFR plus 2.110 % p.a. Benchmark Transition Provisions	June 9, 2022 to June 9, 2028	*Fixed Rate*: June 9 and December 9 of each year, beginning on December 9, 2022 and ending on June 9, 2027 *Floating Rate*: September 9, 2027, December 9, 2027, March 9, 2028 and June 9, 2028	Par Redemption Date: June 9, 2027 Make-Whole Redemption Period: from (and including) December 9, 2022 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated May 31, 2022	2009 Indenture and Twenty-Fifth Supplemental Indenture dated June 9, 2022

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$2,250,000,000 5.210% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280DG12	*Fixed Rate*: 5.210% p.a. *Floating Rate*: Compounded Daily SOFR plus 2.610% p.a. Benchmark Transition Provisions	August 11, 2022 to August 11, 2028	*Fixed Rate*: February 11 and August 11 of each year, beginning on February 11, 2023 and ending on August 11, 2027 *Floating Rate*: November 11, 2027, February 11, 2028, May 11, 2028 and August 11, 2028	Par Redemption Date: August 11, 2027 Make-Whole Redemption Period: from (and including) February 11, 2023 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated August 4, 2022	2009 Indenture and Twenty-Sixth Supplemental Indenture dated August 11, 2022
$2,500,000,000 5.402% Fixed Rate/Floating Rate Senior Unsecured Notes due 2033 US404280DH94	*Fixed Rate*: 5.402% p.a. *Floating Rate*: Compounded Daily SOFR plus 2.870% p.a. Benchmark Transition Provisions	August 11, 2022 to August 11, 2033	*Fixed Rate*: February 11 and August 11 of each year, beginning on February 11, 2023 and ending on August 11, 2032 *Floating Rate*: November 11, 2032, February 11, 2033, May 11, 2033 and August 11, 2033	Par Redemption Date: August 11, 2032 Make-Whole Redemption Period: from (and including) February 11, 2023 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated August 4, 2022	2009 Indenture and Twenty-Sixth Supplemental Indenture dated August 11, 2022
$96,878,000 7.35% Subordinated Notes due 2032 US404280DJ50	*Fixed Rate*: 7.35% p.a.	September 16, 2022 to November 27, 2032	May 27 and November 27 of each year, beginning on November 27, 2022 and ending on November 27, 2032	N/A	Tax Redemption	Subordinated Events of Default and Defaults	Prospectus dated August 30, 2022	2002 Indenture and Supplemental Indenture dated September 16, 2022

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$223,151,000 7.625% Subordinated Notes due 2032 US404280DK24	*Fixed Rate*: 7.625% p.a.	September 16, 2022 to May 17, 2032	May 17 and November 17 of each year, beginning on November 17, 2022 and ending on May 17, 2032	N/A	Tax Redemption	Subordinated Events of Default and Defaults	Prospectus dated August 30, 2022	2002 Indenture and Supplemental Indenture dated September 16, 2022
$569,189,000 6.5% Subordinated Notes Due 2036 US404280DL07	*Fixed Rate*: 6.5% p.a.	September 16, 2022 to May 2, 2036	May 2 and November 2 of each year, beginning on November 2, 2022 and ending on May 2, 2036	N/A	Tax Redemption	Subordinated Events of Default and Defaults	Prospectus dated August 30, 2022	2002 Indenture and Supplemental Indenture dated September 16, 2022
$985,360,000 6.5% Subordinated Notes Due 2037 US404280DM89	*Fixed Rate*: 6.5% p.a.	September 16, 2022 to September 15, 2037	March 15 and September 15 of each year, beginning on March 15, 2023 and ending on September 15, 2037	N/A	Tax Redemption	Subordinated Events of Default and Defaults	Prospectus dated August 30, 2022	2002 Indenture and Supplemental Indenture dated September 16, 2022
$538,705,000 6.8% Subordinated Notes Due 2038 US404280DN62	*Fixed Rate*: 6.8% p.a.	September 16, 2022 to June 1, 2038	June 1 and December 1 of each year, beginning on December 1, 2022 and ending on June 1, 2038	N/A	Tax Redemption	Subordinated Events of Default and Defaults	Prospectus dated August 30, 2022	2002 Indenture and Supplemental Indenture dated September 16, 2022

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates)[3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$2,250,000,000 7.390% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280DR76	*Fixed Rate*: 7.390% p.a. *Floating Rate*: Compounded Daily SOFR plus 3.350% p.a. Benchmark Transition Provisions	November 3, 2022 to November 3, 2028	*Fixed Rate*: May 3 and November 3 of each year, beginning on May 3, 2023 and ending on November 3, 2027 *Floating Rate*: February 3, 2028, May 3, 2028, August 3, 2028 and November 3, 2028	Par Redemption Date: November 3, 2027 Make-Whole Redemption Period: from (and including) May 3, 2023 to (but excluding) the Par Redemption Date	Tax Redemption, Make-Whole Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated October 26, 2022	2009 Indenture and Twenty-Seventh Supplemental Indenture dated November 3, 2022
$2,000,000,000 8.113% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2033 US404280DS59	*Fixed Rate*: 8.113% p.a. *Floating Rate*: Compounded Daily SOFR plus 4.250% p.a. Benchmark Transition Provisions	November 3, 2022 to November 3, 2033	*Fixed Rate*: May 3 and November 3 of each year, beginning on May 3, 2023 and ending on November 3, 2032 *Floating Rate*: February 3, 2033, May 3, 2033, August 3, 2033 and November 3, 2033	November 3, 2032	Tax Redemption, Par Redemption and Capital Disqualification Event Redemption	Subordinated Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated October 26, 2022	2014 Indenture and Fifth Supplemental Indenture dated November 3, 2022

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	**Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates)**[3][4]	**Term (Issue Date to Maturity Date)**	**Interest Payment Dates (in arrear)**	**Optional Redemption Date**	**Redemption rights**[5][6][7][8][9][10][11]	**Events of Default**[12][13][14][15]	**Offering Documents**	**Indenture**
$2,000,000,000 6.161% Fixed Rate/Floating Rate Senior Unsecured Notes due 2029 US404280DU06	*Fixed Rate:* 6.161% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.970% p.a. Benchmark Transition Provisions	March 9, 2023 to March 9, 2029	*Fixed Rate*: March 9 and September 9 of each year, beginning on September 9, 2023 and ending on March 9, 2028 *Floating Rate*: June 9, 2028, September 9, 2028, December 9, 2028 and March 9, 2029	Par Redemption Date: March 9, 2028 Make-Whole Redemption Period: from (and including) September 9, 2023 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated March 2, 2023	2009 Indenture and Twenty-Eighth Supplemental Indenture dated March 9, 2023
$2,250,000,000 6.254% Fixed Rate/Floating Rate Senior Unsecured Notes due 2034 US404280DV88	*Fixed Rate:* 6.254% p.a. *Floating Rate*: Compounded Daily SOFR plus 2.390% p.a. Benchmark Transition Provisions	March 9, 2023 to March 9, 2034	*Fixed Rate:* March 9, and September 9 of each year, beginning on September 9, 2023 and ending on March 9, 2033 *Floating Rate*: June 9 2033, September 9, 2033, December 9, 2033 and March 9, 2034	Par Redemption Date: March 9, 2033 Make-Whole Redemption Period: from (and including) September 9, 2023 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated March 2, 2023	2009 Indenture and Twenty-Eighth Supplemental Indenture dated March 9, 2023

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[(1)(2)]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [(3)(4)]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[(5)(6)(7)(8)(9)(10)(11)]	Events of Default[(12)(13)(14)(15)]	Offering Documents	Indenture
$2,750,000,000 6.332% Fixed Rate/Floating Rate Senior Unsecured Notes due 2044 US404280DW61	*Fixed Rate:* 6.332% p.a. *Floating Rate:* Compounded Daily SOFR plus 2.650% p.a. Benchmark Transition Provisions	March 9, 2023 to March 9, 2044	*Fixed Rate:* March 9 and September 9 of each year, beginning on September 9, 2023 and ending on March 9, 2043 *Floating Rate*: June 9, 2043, September 9, 2043, December 9, 2043 and March 9, 2044	Par Redemption Date: March 9, 2043 Make-Whole Redemption Period: from (and including) September 9, 2023 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated March 2, 2023	2009 Indenture and Twenty-Eighth Supplemental Indenture dated March 9, 2023
$2,000,000,000 6.547% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2034 US404280DX45	*Fixed Rate:* 6.547% p.a. *Floating Rate*: Compounded Daily SOFR plus 2.980% p.a. Benchmark Transition Provisions	June 20, 2023 to June 20, 2034	*Fixed Rate:* June 20 and December 20 of each year, beginning on December 20, 2023 and ending on June 20, 2033 *Floating Rate:* September 20, 2033, December 20, 2033, March 20, 2034 and June 20, 2034	June 20, 2033	Tax Redemption, Par Redemption and Capital Disqualification Event Redemption	Subordinated Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated June 12, 2023	2014 Indenture and Sixth Supplemental Indenture dated June 20, 2023

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$2,300,000,000 5.887% Fixed Rate/Floating Rate Senior Unsecured Notes due 2027 US404280DZ92	*Fixed Rate:* 5.887% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.570% p.a. Benchmark Transition Provisions	August 14, 2023 to August 14, 2027	*Fixed Rate*: February 14 and August 14 of each year, beginning on February 14, 2024 and ending on August 14, 2026 *Floating Rate*: November 14, 2026, February 14, 2027, May 14, 2027 and August 14, 2027	Par Redemption Date: August 14, 2026 Make-Whole Redemption Period: from (and including) February 14, 2024 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated August 7, 2023	2009 Indenture and Twenty-Ninth Supplemental Indenture dated August 14, 2023
$700,000,000 Floating Rate Senior Unsecured Notes due 2027 US404280DY28	*Floating Rate:* Compounded Daily SOFR plus 1.570% p.a. Benchmark Transition Provisions	August 14, 2023 to August 14, 2027	February 14, May 14, August 14 and November 14 of each year, beginning on November 14, 2023 and ending on August 14, 2027	August 14, 2026	Tax Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated August 7, 2023	2009 Indenture and Twenty-Ninth Supplemental Indenture dated August 14, 2023
£1,000,000,000 6.800% Fixed Rate/Floating Rate Senior Unsecured Notes due 2031 XS2685873908	*Fixed Rate*: 6.800% p.a. *Floating Rate*: Compounded Daily SONIA plus 2.124% p.a.	September 14, 2023 to September 14, 2031	*Fixed Rate*: September 14 of each year, beginning on September 14, 2024 and ending on September 14, 2030 *Floating Rate:* December 14, 2030, March 14, 2031, June 14, 2031, and September 14, 2031	Par Redemption Date: September 14, 2030 Make-Whole Redemption Period: from (and including) March 14, 2024 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated September 7, 2023	2009 Indenture and Thirtieth Supplemental Indenture dated September 14, 2023

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1)(2)	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (3)(4)	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights(5)(6)(7)(8)(9)(10)(11)	Events of Default(12)(13)(14)(15)	Offering Documents	Indenture
$2,000,000,000 7.399% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2034 US404280EC98	*Fixed Rate*: 7.399% p.a. *Floating Rate*: Compounded Daily SOFR plus 3.020% p.a. Benchmark Transition Provisions	November 13, 2023 to November 13, 2034	*Fixed Rate*: May 13 and November 13 of each year, beginning on May 13, 2024 and ending on November 13, 2033 *Floating Rate*: February 13, 2034, May 13, 2034, August 13, 2034 and November 13, 2034	November 13, 2033	Tax Redemption, Par Redemption and Capital Disqualification Event Redemption	Subordinated Events of Default and Defaults	Base Prospectus dated February 26, 2021 and Prospectus Supplement dated November 6, 2023	2014 Indenture and Seventh Supplemental Indenture dated November 13, 2023
$1,500,000,000 5.546% Fixed Rate/Floating Rate Senior Unsecured Notes due 2030 US404280ED71	*Fixed Rate*: 5.546% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.460% p.a.	March 4, 2024 to March 4, 2030	*Fixed Rate*: March 4 and September 4 of each year, beginning on September 4, 2024 and ending on March 4, 2029 *Floating Rate:* June 4, 2029, September 4, 2029, December 4, 2029, March 4, 2030	Par Redemption Date: March 4, 2029 Make-Whole Redemption Period: from (and including) September 4, 2024 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated February 26, 2024	2009 Indenture and Thirty-Second Supplemental Indenture dated March 4, 2024
$1,250,000,000 5.719% Fixed Rate/Floating Rate Senior Unsecured Notes due 2035 US404280EE54	*Fixed Rate*: 5.719% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.780% p.a.	March 4, 2024 to March 4, 2035	*Fixed Rate*: March 4 and September 4 of each year, beginning on September 4, 2024 and ending on March 4, 2034 *Floating Rate:* June 4, 2034, September 4, 2034, December 4, 2034, March 4, 2035	March 4, 2034 Make-Whole Redemption Period: from (and including) September 4, 2024 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated February 26, 2024	2009 Indenture and Thirty-Second Supplemental Indenture dated March 4, 2024

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates)[3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$1,850,000,000 5.597% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280EF20	*Fixed Rate*: 5.597% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.060% p.a.	May 17, 2024 to May 17, 2028	*Fixed Rate*: May 17 and November 17 of each year, beginning on November 17, 2024 and ending on May 17, 2027 *Floating Rate:* August 17, 2027, November 17, 2027, February 17, 2028, May 17, 2028	Par Redemption Date: May 17, 2027 Make-Whole Redemption Period: from (and including) November 17, 2024 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated May 8, 2024	2009 Indenture and Thirty-Third Supplemental Indenture dated May 17, 2024
$1,400,000,000 5.733% Fixed Rate/Floating Rate Senior Unsecured Notes due 2032 US404280EG03	*Fixed Rate*: 5.733% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.520% p.a.	May 17, 2024 to May 17, 2032	*Fixed Rate*: May 17 and November 17 of each year, beginning on November 17, 2024 and ending on May 17, 2031 *Floating Rate:* August 17, 2031, November 17, 2031, February 17, 2032, May 17, 2032	Par Redemption Date: May 17, 2031 Make-Whole Redemption Period: from (and including) November 17, 2024 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated May 8, 2024	2009 Indenture and Thirty-Third Supplemental Indenture dated May 17, 2024
$1,750,000,000 5.874% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2035 US404280EL97	*Fixed Rate*: 5.874% p.a. *Floating Rate*: Compounded Daily SOFR plus 1.90% p.a.	November 18, 2024 to November 18, 2035	*Fixed Rate*: May 18 and November 18 of each year, beginning on May 18, 2025 and ending on November 18, 2034 *Floating Rate:* February 18, 2035, May 18, 2035, August 18, 2035, November 18, 2035	November 18, 2034	Tax Redemption, Par Redemption and Capital Disqualification Event Redemption	Subordinated Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated November 12, 2024	2014 Indenture and Ninth Supplemental Indenture dated November 18, 2024

Debt Securities (Currency / Original Principal Amount / Class / ISIN)(1)(2)	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) (3)(4)	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights(5)(6)(7)(8)(9)(10)(11)	Events of Default(12)(13)(14)(15)	Offering Documents	Indenture
$1,500,000,000 5.130% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 US404280EM70	*Fixed Rate:* 5.130% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.04% p.a.	November 19, 2024 to November 19, 2028	*Fixed Rate*: May 19 and November 19 of each year, beginning on May 19, 2025 and ending on November 19, 2027 *Floating Rate:* February 19, 2028, May 19, 2028, August 19, 2028, November 19, 2028	Par Redemption Date: November 19, 2027 Make-Whole Redemption Period: from (and including) May 19, 2025 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated November 12, 2024	2009 Indenture and Thirty-Fourth Supplemental Indenture dated November 19, 2024
$2,250,000,000 5.286% Fixed Rate/Floating Rate Senior Unsecured Notes due 2030 US404280EN53	*Fixed Rate:* 5.286% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.29% p.a.	November 19, 2024 to November 19, 2030	*Fixed Rate*: May 19 and November 19 of each year, beginning on May 19, 2025 and ending on November 19, 2029 *Floating Rate:* February 19, 2030, May 19, 2030, August 19, 2030, November 19, 2030	Par Redemption Date: November 19, 2029 Make-Whole Redemption Period: from (and including) May 19, 2025 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated November 12, 2024	2009 Indenture and Thirty-Fourth Supplemental Indenture dated November 19, 2024

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[(1)(2)]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [(3)(4)]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[(5)(6)(7)(8)(9)(10)(11)]	Events of Default[(12)(13)(14)(15)]	Offering Documents	Indenture
$500,000,000 Floating Rate Senior Unsecured Notes due 2028 US404280EK15	*Floating Rate:* Compounded Daily SOFR plus 1.04% p.a.	November 19, 2024 to November 19, 2028	February 19, May 19, August 19 and November 19 of each year, beginning on February 19, 2025, and ending on November 19, 2028	November 19, 2027	Tax Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated November 12, 2024	2009 Indenture and Thirty-Fourth Supplemental Indenture dated November 19, 2024
$500,000,000 Floating Rate Senior Unsecured Notes due 2030 US404280EP02	*Floating Rate:* Compounded Daily SOFR plus 1.29% p.a.	November 19, 2024 to November 19, 2030	February 19, May 19, August 19 and November 19 of each year, beginning on February 19, 2025, and ending on November 19, 2030	November 19, 2029	Tax Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated November 12, 2024	2009 Indenture and Thirty-Fourth Supplemental Indenture dated November 19, 2024
$1,500,000,000 4.899% Fixed Rate/Floating Rate Senior Unsecured Notes due 2029 US404280EQ84	*Fixed Rate:* 4.899% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.030% p.a.	March 3, 2025 to March 3, 2029	*Fixed Rate*: March 3 and September 3 of each year, beginning on September 3, 2025 and ending on March 3, 2028 *Floating Rate:* June 3, 2028, September 3, 2028, December 3, 2028 and March 3, 2029	Par Redemption Date: March 3, 2028 Make-Whole Redemption Period: from (and including) September 3, 2025 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated February 26, 2025	2009 Indenture and Thirty-Fifth Supplemental indenture, dated March 3, 2025

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$1,750,000,000 5.130% Fixed Rate/Floating Rate Senior Unsecured Notes due 2031 US404280ER67	*Fixed Rate:* 5.130% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.290% p.a.	March 3, 2025 to March 3, 2031	*Fixed Rate*: March 3 and September 3 of each year, beginning on September 3, 2025 and ending on March 3, 2030 *Floating Rate:* June 3, 2030, September 3, 2030, December 3, 2030 and March 3, 2031	Par Redemption Date: March 3, 2030 Make-Whole Redemption Period: from (and including) September 3, 2025 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated February 26, 2025	2009 Indenture and Thirty-Fifth Supplemental indenture, dated March 3, 2025
$2,250,000,000 5.450% Fixed Rate/Floating Rate Senior Unsecured Notes due 2036 US404280ES41	*Fixed Rate:* 5.450% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.560% p.a.	March 3, 2025 to March 3, 2036	*Fixed Rate*: March 3 and September 3 of each year, beginning on September 3, 2025 and ending on March 3, 2035 *Floating Rate:* June 3, 2035, September 3, 2035, December 3, 2035 and March 3, 2036	Par Redemption Date: March 3, 2035 Make-Whole Redemption Period: from (and including) September 3, 2025 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated February 26, 2025	2009 Indenture and Thirty-Fifth Supplemental indenture, dated March 3, 2025
$750,000,000 Floating Rate Senior Unsecured Notes due 2029 US404280ET24	*Floating Rate:* Compounded Daily SOFR plus 1.030% p.a.	March 3, 2025 to March 3, 2029	March 3, June 3, September 3 and December 3 of each year, beginning on June 3, 2025 and ending on March 3, 2029	March 3, 2028	Tax Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated February 26, 2025	2009 Indenture and Thirty-Fifth Supplemental indenture, dated March 3, 2025

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$750,000,000 Floating Rate Senior Unsecured Notes due 2031 US404280EU96	*Floating Rate:* Compounded Daily SOFR plus 1.290% p.a.	March 3, 2025 to March 3, 2031	March 3, June 3, September 3 and December 3 of each year, beginning on June 3, 2025 and ending on March 3, 2031	March 3, 2030	Tax Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated February 26, 2025	2009 Indenture and Thirty-Fifth Supplemental Indenture, dated March 3, 2025
$2,250,000,000 5.240% Fixed Rate/Floating Rate Senior Unsecured Notes due 2031 US404280EW52	*Fixed Rate:* 5.240% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.570% p.a.	May 13, 2025 to May 13, 2031	*Fixed Rate*: May 13 and November 13 of each year, beginning on November 13, 2025 and ending on May 13, 2030 *Floating Rate:* August 13, 2030, November 13, 2030, February 13, 2031 and May 13, 2031	Par Redemption Date: May 13, 2030 Make-Whole Redemption Period: from (and including) November 13, 2025 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated May 8, 2025	2009 Indenture and Thirty-Sixth Supplemental Indenture, dated May 13, 2025
$2,000,000,000 5.790% Fixed Rate/Floating Rate Senior Unsecured Notes due 2036 US404280EX36	*Fixed Rate:* 5.790% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.880% p.a.	May 13, 2025 to May 13, 2036	*Fixed Rate*: May 13 and November 13 of each year, beginning on November 13, 2025 and ending on May 13, 2035 *Floating Rate:* August 13, 2035, November 13, 2035, February 13, 2036 and May 13, 2036	Par Redemption Date: May 13, 2035 Make-Whole Redemption Period: from (and including) November 13, 2025 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated May 8, 2025	2009 Indenture and Thirty-Sixth Supplemental Indenture, dated May 13, 2025

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	**Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates)** [3][4]	**Term (Issue Date to Maturity Date)**	**Interest Payment Dates (in arrear)**	**Optional Redemption Date**	**Redemption rights**[5][6][7][8][9][10][11]	**Events of Default**[12][13][14][15]	**Offering Documents**	**Indenture**
$1,250,000,000 Floating Rate Senior Unsecured Notes due 2031 US404280EZ83	*Floating Rate:* Compounded Daily SOFR plus 1.570% p.a.	May 13, 2025 to May 13, 2031	February 13, May 13, August 13 and November 13 of each year, beginning on August 13, 2025 and ending on May 13, 2031	May 13, 2030	Tax Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated May 8, 2025	2009 Indenture and Thirty-Sixth Supplemental Indenture, dated May 13, 2025
$1,500,000,000 5.741% Fixed Rate/Floating Rate Subordinated Unsecured Notes due 2036 US404280FB07	*Fixed Rate:* 5.741% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.960% p.a.	September 10, 2025 to September 10, 2036	*Fixed Rate*: March 10 and September 10 of each year, beginning on March 10, 2026 and ending on September 10, 2035 *Floating Rate:* December 10, 2035, March 10, 2036, June 10, 2036 and September 10, 2036	September 10, 2035	Tax Redemption, Par Redemption, Capital Disqualification Event Redemption and Residual Call	Subordinated Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated September 2, 2025	2014 Indenture and Tenth Supplemental Indenture dated September 10, 2025
$2,250,000,000 4.619% Fixed Rate/Floating Rate Senior Unsecured Notes due 2031 US404280FE46	*Fixed Rate:* 4.619% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.190% p.a.	November 6, 2025 to November 6, 2031	*Fixed Rate*: May 6 and November 6 of each year, beginning on May 6, 2026 and ending on November 6, 2030 *Floating Rate:* February 6, 2031, May 6, 2031, August 6, 2031 and November 6, 2031	Par Redemption Date: November 6, 2030 Make-Whole Redemption Period: from (and including) May 6, 2026 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated October 30, 2025	2009 Indenture and Thirty-Seventh Supplemental Indenture, dated November 6, 2025

Debt Securities (Currency / Original Principal Amount / Class / ISIN)[1][2]	Interest (Interest Rate / Benchmark / Margin / Interest Reset Dates) [3][4]	Term (Issue Date to Maturity Date)	Interest Payment Dates (in arrear)	Optional Redemption Date	Redemption rights[5][6][7][8][9][10][11]	Events of Default[12][13][14][15]	Offering Documents	Indenture
$2,250,000,000 5.133% Fixed Rate/Floating Rate Senior Unsecured Notes due 2036 US404280FG93	*Fixed Rate:* 5.133% p.a. *Floating Rate:* Compounded Daily SOFR plus 1.430% p.a.	November 6, 2025 to November 6, 2036	*Fixed Rate*: May 6 and November 6 of each year, beginning on May 6, 2026 and ending on November 6, 2035 *Floating Rate:* February 6, 2036, May 6, 2036, August 6, 2036 and November 6, 2036	Par Redemption Date: November 6, 2035 Make-Whole Redemption Period: from (and including) May 6, 2026 to (but excluding) the Par Redemption Date	Tax Redemption, Par Redemption, Make-Whole Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated October 30, 2025	2009 Indenture and Thirty-Seventh Supplemental Indenture, dated November 6, 2025
$500,000,000 Floating Rate Senior Unsecured Notes due 2031 US404280FF11	*Floating Rate:* Compounded Daily SOFR plus 1.190% p.a.	November 6, 2025 to November 6, 2031	February 6, May 6, August 6 and November 6 of each year, beginning on February 6, 2026 and ending on November 6, 2031	November 6, 2030	Tax Redemption, Par Redemption and LADE Redemption	Limited Events of Default and Defaults	Base Prospectus dated February 23, 2024 and Prospectus Supplement dated October 30, 2025	2009 Indenture and Thirty-Seventh Supplemental Indenture, dated November 6, 2025

(1) The principal amount of each series of Debt Securities set forth in the table corresponds to the original principal amount of such series on the relevant issue date.

(2) Debt Securities denominated in United States dollars ($) are collectively referred to herein as "Dollar-denominated Notes." Debt Securities denominated in pounds sterling (£) are collectively referred to herein as "Sterling-denominated Notes."

(3) LIBOR Replacement Provisions means the LIBOR or Mid-Market Swap Rate, as applicable, may be replaced by an alternative benchmark if LIBOR is temporarily or permanently unavailable, as described below under "*Interest—Replacement of the Reference Rate—LIBOR Replacement Provisions.*" Since the relevant USD LIBOR rate in relation to each series of Transitioned Notes which included LIBOR Replacement Provisions in their terms was replaced with Term SOFR, plus a tenor spread adjustment in accordance with the LIBOR Act and related regulations after the Cessation Date (as described below under "*Interest–Calculation of Three-Month Term SOFR*"), the LIBOR Replacement Provisions are no longer applicable or relevant to such Transitioned Notes.

(4) Benchmark Transition Provisions means the benchmark may be replaced by a benchmark replacement if it becomes temporarily or permanently unavailable, as described below under "*Interest—Replacement of the Reference Rate—Benchmark Transition Provisions.*"

(5) Tax Redemption means that we have the right to redeem the specified series of Debt Securities upon the occurrence of certain Tax Events, as described below under “Redemption—Tax Redemption.” (6) Capital Disqualification Event Redemption means that we have the right to redeem the specified series of Debt Securities upon the occurrence of certain regulatory events, on the terms described below under “Redemption—Capital Disqualification Event Redemption.” (7) Optional Redemption means that we have the right to redeem the specified series of Debt Securities on the specified Optional Redemption Date, as described below under “Redemption—Optional Redemption.” (8) Make-Whole means that we have the right to redeem the specified series of Debt Securities during the Make-Whole Redemption Period, as described below under “Redemption—Make-Whole and Par Redemption.” (9) Par Redemption means that we have the right to redeem the specified series of Debt Securities on the Par Redemption Date, as described below under “Redemption—Make-Whole and Par Redemption.” (10) LADE Redemption means that we have the option to redeem the specified series of Debt Securities following the occurrence of a Loss Absorption Disqualification Event, as described below under “Redemption—LADE Redemption.” (11) Residual Call means that we have the right to redeem the specified series of Debt Securities in connection with a Residual Call, as described below under “Redemption—Residual Call.” (12) Subordinated Events of Default and Defaults means that the events of default described below under “Events of Default and Enforcement Events and Remedies— Subordinated Debt Securities—Subordinated Events of Default and Defaults” are applicable to the relevant series of Debt Securities. (13) Extended Events of Default and Defaults means that the events of default described below under “Events of Default and Enforcement Events and Remedies— Senior Debt Securities—Extended Events of Default and Defaults” are applicable to the relevant series of Debt Securities. (14) LADE Provisions means that the events of default applicable to the relevant series of Debt Securities will change upon the occurrence of a Loss Absorption Disqualification Event, as described below under “Events of Default and Enforcement Events and Remedies—Senior Debt Securities—LADE Provisions.” (15) Limited Events of Default and Defaults means that the events of default described below under “Events of Default and Enforcement Events and Remedies—Senior Debt Securities—Limited Events of Default and Defaults” are applicable to the relevant series of Debt Securities.

The summary set out below of the general terms and provisions of our debt securities (the “Description of Terms”) does not purport to be complete and is strictly subject to and qualified by reference to all of the definitions and provisions of the relevant indenture (as listed in the Summary of Terms above), any supplement to the relevant indenture and the form of the instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable). General The debt securities of any series are either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”). The Debt Securities are not secured by any assets or property of Holdings or any of its subsidiaries or affiliates. Each series of Senior Debt Securities was issued under an indenture entered into between us, The Bank of New York Mellon, London Branch as trustee (the “Trustee”) and the other parties thereto (each, a “Senior Debt Securities Indenture”). Each series of Subordinated Debt Securities was issued under an indenture entered into between us, The Bank of New York Mellon, London Branch as Trustee and the other parties thereto (each, a “Subordinated Debt Securities Indenture”). With respect to each series of Debt Securities, the relevant Senior Debt Securities Indenture or Subordinated Debt Securities Indenture (as applicable) and supplements thereto are set forth in the Summary of Key Terms above and are referred to in this Description of Terms (i) in the case of each series of Debt Securities, collectively as the “indenture” and (ii) in the case of all series of Debt Securities, collectively as the “indentures.” The terms of the Debt Securities include those stated in the relevant indenture and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Each series of Debt Securities was issued pursuant to an effective registration statement (including a base prospectus) and a prospectus supplement (or, in the case of Debt Securities issued in connection with an exchange offer, a final prospectus) describing the terms of such series (the “Offering Documents”). The Offering Documents for each series of Debt Securities are set forth in the Summary of Key Terms above. The indentures do not limit the amount of Debt Securities that we may issue; however, such amount may be otherwise limited by applicable law or regulation (including laws and regulations applicable to Holdings’ issuance of regulatory capital securities). Unless otherwise provided in the terms of a series of Debt Securities, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. Holders of Debt Securities have no voting rights with respect to the Debt Securities except as described below under “Modification and Waiver,” “Events of Default and Enforcement Events and Remedies” and “Limitation on Suits.” The Debt Securities are not subject to any sinking fund. Interest As of December 31, 2025, we had (a) four categories of registered Senior Debt Securities: (i) fixed rate Senior Debt Securities (“Fixed Rate Senior Notes”); (ii) floating rate Senior Debt Securities (“Floating Rate Notes”); (iii) fixed-to-floating rate Senior Debt Securities (“Fixed/Floating Rate Senior Notes”); and (iv) resettable Senior Debt Securities (“Resettable Notes”); (b) two categories of registered Subordinated Debt Securities: (i) fixed rate Subordinated Debt Securities (together with the Fixed Rate Senior Notes, the “Fixed Rate Notes”) and (ii) fixed-to-floating rate Subordinated Debt Securities (“Fixed/Floating Rate Subordinated Notes” and, together with the Fixed/Floating Rate Senior Notes, the “Fixed/Floating Rate Notes”). The relevant interest rates, benchmarks, interest reset dates and interest payment dates are set out in the Summary of Key Terms above.

Interest on the Dollar-denominated Fixed Rate Notes (including the fixed rate interest period of the Fixed/Floating Rate Notes) is computed on the basis of twelve 30-day months (or, in the case of an incomplete month, the actual number of days elapsed), assuming a 360-day year. Interest on the Dollar-denominated Floating Rate Notes (including the floating rate interest period of the Fixed/Floating Rate Notes) is computed on the basis of the actual number of days in each floating rate interest period, assuming a 360-day year. Interest on the Resettable Notes and on the Sterling- denominated Fixed/Floating Rate Notes during the fixed rate interest period is computed on the basis of the actual number of days in the period for which interest is being calculated divided by the actual number of days from and including the last day interest was paid on the notes, to but excluding the next scheduled interest payment date. Interest on the Sterling-denominated Fixed/Floating Rate Notes during the floating rate interest period is computed on the basis of the actual number of days in each floating rate interest period, divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365). Payments So long as the Debt Securities are represented by global securities, payments of principal and interest will be made in immediately available funds. If any scheduled fixed rate or resettable rate interest payment date is not a Business Day (as defined below), we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If any scheduled floating rate interest payment date, other than the maturity date, would fall on a day that is not a Business Day, the floating rate interest payment date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the floating rate interest payment date will be the immediately preceding Business Day. The payment of interest due on such postponed or brought- forward floating rate interest payment date will include interest accrued to but excluding such postponed or brought-forward floating rate interest payment date. If the maturity date or date of redemption or repayment of a series of Debt Securities is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the maturity date or date of redemption or repayment. A “Business Day” means any weekday other than one on which banking institutions are closed in London or New York City. Beneficial interests in Dollar-denominated Notes trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same- day funds. Secondary market trading between Clearstream Banking S.A. in Luxembourg (“Clearstream Luxembourg”) customers and/or Euroclear Bank SA/NV (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. Beneficial interests in Sterling-denominated Notes trade in accordance with the normal rules and operating procedures of Clearstream Luxembourg and/or Euroclear, and secondary market trading activity in such interests will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. Currency and Exchange Payments of principal and interest in respect of Dollar-denominated Notes and the Sterling- denominated Notes are made in the applicable currency to the holders of record at the close of business on the applicable record date. If pounds sterling is unavailable to us due to it ceasing to be used by the United Kingdom and for the settlement of transactions by public institutions of or within the international banking community, then with respect to each payment date in respect of Sterling-denominated Notes occurring after the final date pounds sterling is used, all payments in respect of such Sterling-

denominated Notes will be made in U.S. dollars. We must, after learning of the unavailability or cessation of pounds sterling in the above events, notify the Trustee and paying agent immediately specifying the last date on which pounds sterling was used for the payment of any principal (and premium, if any) or interest in respect of such Sterling-denominated Notes. The paying agent will determine (and promptly notify the Trustee of such determination) the amount to be paid in U.S. dollars as of the applicable record date or the 15th day immediately preceding the maturity of any principal (as the case may be), and the amount will be equal to the sum obtained by converting pounds sterling into U.S. dollars at the Exchange Rate on the last such record date on which pounds sterling was so used in either capacity. “Exchange Rate” means the noon selling rate in New York City for cable transfers of pounds sterling on the applicable record date or the fifteenth day immediately preceding the maturity of any principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York. If for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the exchange rate agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the exchange rate agent shall deem appropriate. All decisions and determinations of the paying agent regarding conversion of pounds sterling into U.S. dollars pursuant to the above will, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon us and all holders of the affected Debt Securities. Floating Rate Interest The Floating Rate Notes and, during the relevant floating rate interest periods for each series of Fixed/Floating Rate Notes, the Fixed/Floating Rate Notes, will bear interest at a floating rate, reset quarterly on the applicable interest reset dates based on a benchmark plus the margin, each as set forth in the Summary of Key Terms above. The Resettable Notes, during the relevant reset interest period, will bear interest at a floating rate, reset on the applicable interest reset date based on a benchmark plus the margin, each as set forth in the Summary of Key Terms above. HSBC Bank USA, National Association, as calculation agent, determines the floating interest rate for each floating rate interest period (including, in the case of Resettable Notes, the applicable reset period, together the “floating rate interest periods”) by reference to the then-current benchmark rates on the applicable interest determination date (including, in the case of Resettable Notes, the applicable reset determination date, together the “interest determination dates”). In the case of Resettable Notes, the interest determination date for each floating rate interest period is the second London banking day preceding the applicable interest reset date. A “London banking day” is (i) in the case of Dollar-denominated Notes, any day on which dealings in U.S. dollars are transacted in the London interbank market and (ii) in the case of Sterling-denominated Notes, any day on which dealings in pounds sterling are transacted in the London interbank market. In the case of Fixed/Floating Rate Notes and Floating Rate Notes issued on or after March 10, 2022, the interest determination date for each floating rate interest period is the third business day preceding the applicable Interest Payment Date. For the purposes of these notes “business day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in the City of New York, United States. In the case of the 4.041% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 issued on March 13, 2017 (US404280BK42 / 404280 BK4), the 4.583% Fixed Rate/Floating Rate Senior Unsecured Notes due 2029 issued on June 19, 2018 (US404280BT50 / 404280 BT5), and the 3.973% Fixed Rate/Floating Rate Senior Unsecured Notes due 2030 issued on May 22, 2019 (US404280CC17 / 404280 CC1) (the “Transitioned Notes”), the interest determination date for each floating rate interest period is the second U.S government securities business day prior to the applicable interest reset date. For the purposes of the Transitioned Notes, “U.S government securities business day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities. Calculation of the Mid-Market Swap Rate With respect to each series of Debt Securities for which the benchmark on the relevant interest determination date is the mid-market swap rate (“Mid-Market Swap Rate Notes”), the “Mid- Market Swap Rate” in respect of such interest determination date is the quotation for GBP LIBOR IRS & Swap Spreads as displayed on the Bloomberg ICAP page (or any similar replacement page) as of approximately 11:00 a.m. (London time) on that interest determination date. If no such rate appears for a one-year term, then the Mid-Market Swap Rate will be determined through the use of straight-line interpolation by reference to two rates, one of which will be determined in accordance with the provisions in the preceding paragraph, but as if the floating rate interest period were the period of time for which rates are available next shorter than the length of the actual floating rate interest period and the other of which will be determined in accordance with the provisions in the preceding paragraph, but as if the floating rate interest period were the period of time for which rates are available next longer than the length of the actual floating rate interest period. If on the interest determination date the Bloomberg ICAP page is not available or the Mid- Market Swap Rate does not appear on it, the calculation agent will request the principal office in London of four major banks in the swap, money, securities or other market most closely connected with the relevant Mid-Market Swap Rate (as selected by us on the advice of an investment bank of international repute) to provide us with its Mid-Market Swap Rate Quotation as of approximately 11:00 a.m. (London time) on the interest determination date. If two or more quotations are provided, the interest rate for the floating rate interest period will be the sum of the margin and arithmetic mean of the quotations. If only one or no quotations are provided, the interest rate will be the initial interest rate. “Mid-Market Swap Rate Quotation” means a quotation (expressed as a percentage rate per annum) for the mean of the bid and offered rates for the fixed leg payable semi-annually (calculated on the basis of the actual number of days in the relevant period from (and including) the date on which interest begins to accrue to (but excluding) the date on which it falls due divided by 365) of a fixed-for-floating interest rate swap transaction in pounds sterling which transaction (i) has a one-year term commencing on the applicable interest reset date, (ii) is in an amount that is representative for a single transaction in the pounds sterling swap rate market at 11:00 a.m. (London time) with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on six-month LIBOR (calculated on the basis of the actual number of days in the relevant period from (and including) the date on which interest begins to accrue to (but excluding) the date on which it falls due divided by 365). Calculation of Three-Month Term SOFR Following the announcement by the U.K. Financial Conduct Authority (the “FCA”), U.S. dollar LIBOR (“USD LIBOR”) ceased to be available or representative after June 30, 2023 (the “Cessation Date”). Pursuant to the Company's announcement on USD LIBOR transition dated June 22, 2023, after the Cessation Date, the relevant USD LIBOR rate in relation to each series of Transitioned Notes was replaced with the CME Term SOFR Reference Rate published for a three- month tenor, as administered by CME Group Benchmark Administration, Ltd. (or any successor administrator thereof) (“Term SOFR”), plus a tenor spread adjustment, in accordance with the U.S. Adjustable Interest Rate (LIBOR) Act of 2021 (the “LIBOR Act”) and related regulations. As a result, with respect to the Transitioned Notes, “Three-month Term SOFR” in respect of the relevant interest determination date is Term SOFR as published at 5.00 a.m. (U.S. Central Standard Time) on that interest determination date, plus a tenor spread adjustment of 0.26161%. To the extent that Term SOFR is not available or published on an interest determination date, the most recently available publication of the Term SOFR will apply.

Calculation of Compounded Daily SOFR

With respect to each series of Debt Securities for which the benchmark on the relevant interest determination date is Compounded Daily SOFR, "Compounded Daily SOFR" in relation to a floating rate interest period on the Debt Securities, is the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the calculation agent on the related interest determination date as follows:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{SOFR_i \times n_i}{360}\right)-1\right]\times\frac{360}{d}$$

"d" means, in relation to any Observation Period, the number of calendar days in such Observation Period;

"d0" means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

"i" means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

"ni" means, in relation to any USGS Business Day "i" in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day "i" up to (but excluding) the following USGS Business Day.

"Observation Period" means, in relation to each floating rate interest period on the Debt Securities, the period from (and including) the last USGS Business Day falling prior to the related interest determination date for the immediately preceding interest payment date to (but excluding) the last USGS Business Day falling prior to the related interest determination date; *provided* that the first Observation Period shall commence on (and include) the last USGS Business Day falling prior to the day which is two business days prior to (i) with respect to the Fixed/Floating Rate Notes, the Par Redemption Date, (ii) with respect to the Floating Rate Notes, the Issue Date.

"SOFR" means, the daily Secured Overnight Financing Rate for trades made on such day available at or around the Reference Time on the NY Federal Reserve's Website. Where the benchmark is Compounded Daily SOFR, Reference Time means, for each USGS Business Day, 3:00 p.m. (New York time).

If no such rate is available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve's Website.

"SOFRi" means, in relation to any USGS Business Day "i" in the relevant Observation Period, SOFR in respect of such USGS Business Day.

"USGS Business Day" means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding the definition of "SOFR" above, if Holdings (in consultation, to the extent practicable, with the calculation agent) or Holdings' designee (in consultation with us) determine on or prior to the relevant interest determination date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the "Benchmark Transition Provisions" set forth below under *Interest - Benchmark Transition Provisions* will thereafter apply.

Calculation of Compounded Daily SONIA

With respect to each series of Debt Securities issued before September 14, 2023, for which the benchmark on the relevant interest determination date is Compounded Daily SONIA, "Compounded Daily SONIA" in respect of any floating rate interest period on the Debt Securities, is the rate of return of a daily compound interest investment (with SONIA as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the calculation agent on the related interest determination date as follows:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{SONIA_i \times n_i}{365}\right)-1\right] \times \frac{365}{d}$$

"d" means, in relation to any Observation Period, the number of calendar days in such Observation Period;

"d0" means, in relation to any Observation Period, the number of SONIA Business Days in such Observation Period;

"i" means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant SONIA Business Day in chronological order from (and including) the first SONIA Business Day in such Observation Period;

"ni" means, in relation to any SONIA Business Day "i" in the relevant Observation Period, the number of calendar days from (and including) such SONIA Business Day "i" up to (but excluding) the next following SONIA Business Day.

"Observation Period" means, in respect of any floating rate interest period on the Debt Securities, the period from (and including) the date which is the related interest determination date for the immediately preceding interest payment date to (but excluding) the date which is the related interest determination date (or the date falling five SONIA Business Days prior to such earlier date, if any, on which the Debt Securities become due and payable); provided that the first Observation Period shall commence on (and include) the date that is five SONIA Business Days prior to the Par Redemption Date.

"SONIA" means, in relation to any SONIA Business Day, the rate determined by the calculation agent in accordance with the following provisions:

(1) the daily Sterling Overnight Index Average rate for such SONIA Business Day as provided by the administrator of SONIA to authorized distributors and as then published on the Reuters Screen SONIA Page (or, if the Reuters Screen SONIA Page is unavailable, as otherwise published by such authorized distributors) on the SONIA Business Day immediately following such SONIA Business Day.

(2) if, in respect of any SONIA Business Day, the rate specified in (1) above is not available on the Reuters Screen SONIA Page or has not otherwise been published by the relevant authorized distributors in respect of such SONIA Business Day, the sum of (i) the Bank of England's Bank Rate prevailing at the close of business on such SONIA Business Day, plus (ii) the mean of the spread of SONIA to the Bank Rate over five days preceding such SONIA Business Day on which SONIA has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads).

"SONIAi" means, in relation to any SONIA Business Day "i" in the relevant Observation Period, SONIA in respect of such Business Day.

If the rate of interest cannot be determined in accordance with the foregoing provisions, the rate of interest shall be the rate determined by the calculation agent as at the last preceding related interest determination date or if there is no such preceding interest determination date, the initial interest rate.

With respect to each series of Debt Securities issued on or after September 14, 2023, for which the benchmark on the relevant interest determination date is Compounded Daily SONIA,

"Compounded Daily SONIA" in respect of any floating rate interest period on the Debt Securities, is the rate of return of a daily compound interest investment (with SONIA as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the calculation agent on the related interest determination date as follows:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{SONIA_i \times n_i}{365}\right)-1\right]\times\frac{365}{d}$$

Where:

"d" means, in relation to any Observation Period, the number of calendar days in such Observation Period;

"d0" means, in relation to any Observation Period, the number of SONIA Business Days in such Observation Period;

"i" means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant SONIA Business Day in chronological order from (and including) the first SONIA Business Day in such Observation Period;

"ni" means, in relation to any SONIA Business Day "i" in the relevant Observation Period, the number of calendar days from (and including) such SONIA Business Day "i" up to (but excluding) the next following SONIA Business Day;

"Observation Period" means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is the Interest Determination Date for the immediately preceding Interest Payment Date to (but excluding) the date which is the Interest Determination Date for such Floating Rate Interest Period (or the date falling five SONIA Business Days prior to such earlier date, if any, on which the Debt Securities become due and payable); provided that the first Observation Period shall commence on (and include) the date that is five SONIA Business Days prior to the Par Redemption Date;

"SONIA" means, in relation to any SONIA Business Day, the rate determined by the calculation agent in accordance with the following provisions:

(1) the daily Sterling Overnight Index Average ("SONIA") rate for trades made on such SONIA Business Day as provided by the administrator of SONIA (or any successor administrator) to authorized distributors and as then published on the Relevant Screen Page (or, if the Relevant Screen Page is unavailable, as otherwise published by such authorized distributors) on the SONIA Business Day immediately following such SONIA Business Day;

(2) if, in respect of any SONIA Business Day "i", the rate specified in (1) above is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorized distributors in respect of such SONIA Business Day "i" and neither (A) an Index Cessation Event and an Index Cessation Effective Date nor (B) an Administrator/Benchmark Event and an Administrator/Benchmark Event Date, in each case with respect to SONIA, have occurred, SONIAi in respect of such SONIA Business Day "i" shall be the SONIA rate in respect of the last SONIA Business Day prior to such SONIA Business Day "i" for which SONIA was available on the Relevant Screen Page or was otherwise so published; or

(3) if, in respect of any SONIA Business Day "i", the rate specified in (1) above is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorized distributors and we (in consultation, to the extent practicable, with the calculation agent) determine either that (A) both an Index Cessation Event and Index Cessation Effective Date have occurred or (B) both an Administrator/Benchmark Event and Administrator/Benchmark Event Date have occurred, in each case in respect of SONIA, then:

(a) SONIAi in respect of each SONIA Business Day “i” falling on or after the Applicable Fallback Effective Date shall be calculated as if references to “SONIA” in the foregoing provisions were to the Recommended Rate; (b) if there is a Recommended Rate before the end of the first SONIA Business Day following the Applicable Fallback Effective Date, but neither the administrator of the Recommended Rate nor authorized distributors provide or publish the Recommended Rate in respect of any SONIA Business Day “i” for which the Recommended Rate is required, then, subject to paragraph (c) below, in respect of any SONIA Business Day “i” for which the Recommended Rate is required, references to the Recommended Rate will be deemed to be references to the last provided or published Recommended Rate prior to such SONIA Business Day “i”. If there is no last provided or published Recommended Rate, then in respect of any SONIA Business Day “i” for which the Recommended Rate is required, references to the Recommended Rate will be deemed to be references to the last provided or published SONIA rate (without taking into account any deemed changes to the term “SONIA” pursuant to provision (3)(a) above prior to such SONIA Business Day “i”); and (c) if: (i) there is no Recommended Rate before the end of the first SONIA Business Day following the Applicable Fallback Effective Date referred to in (a) and (b) above; or (ii) there is a Recommended Rate and we (in consultation, to the extent practicable, with the calculation agent) determine either that (A) both an Index Cessation Event and Index Cessation Effective Date have occurred or (B) both an Administrator/Benchmark Event and Administrator/Benchmark Event Date have occurred, in each case with respect to the Recommended Rate, then SONIAi in respect of each SONIA Business Day “i”, falling on or after the Applicable Fallback Effective Date shall be calculated as if references to SONIA in the foregoing provisions pertaining to the calculation of SONIA were to the Final Fallback Rate. In respect of any day for which the Final Fallback Rate is required, references to the Final Fallback Rate will be deemed to be references to the last provided or published Final Fallback Rate as at close of business in London, England on that day; “SONIAi” means, in relation to any SONIA Business Day “i” in the relevant Observation Period, SONIA in respect of such SONIA Business Day; “SONIA Business Day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London; “Administrator/Benchmark Event” means that it has or will prior to the next Interest Determination Date become unlawful for the calculation agent or us to calculate any payments due to be made to any holder using SONIA or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities (including, without limitation, under Regulation (EU) 2016/1011 as it forms part of domestic law in the United Kingdom by virtue of the EUWA, if applicable); “Administrator/Benchmark Event Date” means the date from which it becomes unlawful for the calculation agent or us to calculate any payments due to be made to any holder using SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities); “Applicable Fallback Effective Date” means in respect of SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) and an Index Cessation Event or an Administrator/Benchmark Event, the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable; “Final Fallback Rate” means, in respect of any relevant day, the official bank rate as determined by the Monetary Policy Committee of the Bank of England and published by the Bank of England from time to time, in effect on that day;

“Index Cessation Event” means, in respect of SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities), the occurrence of one or more of the following events: (1) a public statement or publication of information by or on behalf of the administrator of SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) announcing that it has ceased or will cease to provide SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities); (2) a public statement or publication of information by the regulatory supervisor for the administrator of SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities), the central bank for the currency of SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities), an insolvency official with jurisdiction over the administrator for SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities), a resolution authority with jurisdiction over the administrator for SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) or a court or an entity with similar insolvency or resolution authority over the administrator for SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities), which states that the administrator of SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) has ceased or will cease to provide SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator or provider that will continue to provide SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) announcing that the regulatory supervisor has determined that SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) is no longer, or as of a specified future date will no longer be, representative of the underlying market and economic reality that SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) is intended to measure and that representativeness will not be restored; “Index Cessation Effective Date” means: (1) in the case of clauses (1) or (2) of the definition of “Index Cessation Event”, the first date on which SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) would ordinarily have been published or provided and is no longer published or provided; or (2) in the case of clause (3) of the definition of “Index Cessation Event”, the latest of (i) the date of such statement or publication and (ii) the date, if any, specified in such statement or publication as the date on which SONIA (or, if applicable, any subsequent fallback rate determined in accordance with the provisions of the Debt Securities) will no longer be representative; “Recommended Rate” means, in respect of any relevant day, the rate (inclusive of any spreads or adjustments) recommended as the replacement for SONIA by (i) the administrator of SONIA if the administrator of SONIA is a national central bank, or (ii) if the national central bank administrator of SONIA does not make a recommendation or the administrator of SONIA is not a national central bank, a committee designated for this purpose by one or both of the FCA (or any successor thereto) and the Bank of England and as provided by the then administrator or provider of that rate, or if that rate is not provided by the then administrator or provider thereof, published by an authorized distributor, in respect of that day; and “Relevant Screen Page” means Reuters Screen SONIA Page or such other page, section or other part as may replace it as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to Compounded Daily SONIA. If the rate of interest cannot be determined in accordance with the foregoing provisions, the rate of interest shall be (A) the rate determined by the calculation agent as at the last preceding Interest Determination Date in relation to a Floating Rate Interest Period or (B) if there is no such preceding Interest Determination Date in relation to a Floating Rate Interest Period, the Initial Interest Rate. In connection with the implementation of any fallback rate determined in accordance with the provisions of the Debt Securities, we (in consultation, to the extent practicable, with the calculation agent) will have the right to make changes to (1) any Interest Determination Date, Floating Rate Period Interest Payment Date, SONIA Business Day, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Debt Securities during any Floating Rate Period and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the Debt Securities during the Floating Rate Period, in each case that we (in consultation, to the extent practicable, with the calculation agent) determine, from time to time, to be appropriate to reflect the determination and implementation of such fallback rate in a manner substantially consistent with market practice (or, if we (in consultation, to the extent practicable, with the calculation agent) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the relevant fallback rate exists, in such other manner as we (in consultation, to the extent practicable, with the calculation agent) determine is appropriate (acting in good faith)) (the “Fallback Conforming Changes”). Any Fallback Conforming Changes will apply to the Debt Securities for all future Floating Rate Interest Periods. LIBOR Replacement Provisions Following the UK Financial Conduct Authority (“FCA”)’s announcement in July 2017 that it would no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021, the terms of certain series of Debt Securities issued from May 2018 (specified in the Summary of Key Terms above) include LIBOR Replacement Provisions addressing the cessation of the publication of LIBOR on the relevant screen page as a result of LIBOR having ceased to be calculated or administered for publication thereon. Since the relevant USD LIBOR rate in relation to each series of Transitioned Notes which included LIBOR Replacement Provisions in their terms was replaced with Term SOFR, plus a tenor spread adjustment in accordance with the LIBOR Act and related regulations after the Cessation Date (as described above under “Calculation of Three-Month Term SOFR”), the LIBOR Replacement Provisions are no longer applicable or relevant to such Transitioned Notes. Under the LIBOR Replacement Provisions, if we (in consultation with the calculation agent) determine, upon the occurrence of certain events or announcements regarding LIBOR, that LIBOR has ceased or will cease to be published as specified in the definition of “Mid-Market Swap Rate” above or otherwise in accordance with the terms of the relevant Debt Securities, we will use reasonable efforts to (i) appoint an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets (an “Independent Financial Adviser”) to determine the Alternative Base Rate and the Alternative Screen Page (each as defined below); or (ii) if we are unable to appoint an Independent Financial Adviser, or if the Independent Financial Adviser fails to determine the Alternative Base Rate and the Alternative Screen Page, we will determine the Alternative Base Rate and the Alternative Screen Page for the affected Debt Securities. If clause (ii) applies and we do not determine the Alternative Base Rate and the Alternative Screen Page, the interest rate for such floating rate interest period will be equal to the interest rate in effect for the immediately preceding floating rate interest period or, in the case of the interest determination date prior to the first (or only) interest reset date, the initial interest rate in respect of such Debt Securities. In the case of either (i) or (ii), we or the Independent Financial Adviser (as applicable) may also, following consultation with the calculation agent, make changes to terms, as specified in the relevant indenture, such as the day count fraction, the business day convention and definition of Business Day, in each case in order to follow market practice, as well as any other changes (including to the margin) that we, following consultation with the Independent Financial Adviser (if appointed), determine in good faith are reasonably necessary to ensure the proper operation of the Alternative Base Rate, as well as the comparability of the interest rate determined by reference to the Alternative Base Rate to the interest rate determined by reference to LIBOR (the “Calculation Changes”). We or the Independent Financial Adviser (as applicable) will make these determinations without need for prior notice to or further consent from each affected holder. We will give prompt notice to the Trustee, the calculation agent and the relevant holders following a determination of the Alternative Base Rate, the Alternative Screen Page and any Calculation Changes. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such determination. “Alternative Base Rate” means the rate that has replaced LIBOR in customary market usage for determining floating interest rates in respect of Dollar-denominated Notes or Sterling-denominated Notes (as applicable) or, if the Independent Financial Adviser or we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner), as applicable, determine that there is no such rate, such other rate as the Independent Financial Adviser or we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner), as applicable, determine is most comparable to LIBOR. “Alternative Screen Page” means the alternative screen page, information service or source on which the Alternative Base Rate appears (or such other successor page, service or source) as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates. Benchmark Transition Provisions Following the release by the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the NY Federal Reserve of their recommended model benchmark fallback provisions, the terms of certain series of Debt Securities issued from November 2019 (as specified in the Summary of Key Terms above) provide for the replacement of the benchmark for such Debt Securities upon the occurrence of one or more Benchmark Transition Events. A “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current benchmark: (1) a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative.

A “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. If we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to a series of Debt Securities prior to the applicable reference time in respect of any determination of the benchmark on any date, the applicable Benchmark Replacement will replace the then-current benchmark for all purposes relating to such series during the applicable floating rate interest period in respect of such determination and all determinations on all subsequent dates; provided that if we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement prior to the relevant reference time on the relevant interest determination date, the interest rate for such floating rate interest period will be equal to the interest rate in effect for the immediately preceding floating rate interest period or (i) in the case of the interest determination date prior to the first interest reset date, the initial interest rate in respect of such Debt Securities, and (ii) in the case of the interest determination date prior to the first interest payment date on a series of Floating Rate Notes, the initial interest rate which would have been applicable to such Floating Rate Notes for the first interest period, had the Floating Rate Notes been outstanding for a period equal in duration to the scheduled first interest period for such Floating Rate Notes but ending on (and excluding) the issue date of such Floating Rate Notes (and applying the relevant margin). For Debt Securities issued on or after November 7, 2019, but before June 4, 2020, the “Benchmark Replacement” in respect of a series of Debt Securities is the Interpolated Benchmark with respect to the then-current benchmark, plus the Benchmark Replacement Adjustment for such benchmark; provided that if we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, the Benchmark Replacement will be the first alternative in the following waterfall that can be determined by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us), plus a Benchmark Replacement Adjustment: (a) term SOFR; (b) compounded SOFR; (c) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then current benchmark for the applicable Corresponding Tenor (if any); (d) the fallback rate adopted by the International Swaps and Derivatives Association, Inc. (“ISDA”); and (v) the alternate rate of interest that has been selected by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) as the replacement for the current benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for Dollar-denominated floating rate notes at such time. “Interpolated Benchmark” with respect to the benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the benchmark for the longest period (for which the benchmark is available) that is shorter than the Corresponding Tenor and (2) the benchmark for the shortest period (for which the benchmark is available) that is longer than the Corresponding Tenor. If the benchmark with respect to which the Interpolated Benchmark is being determined is LIBOR, then the term “benchmark” as used in clause (1) and (2) of the foregoing definition means the London interbank offered rate for deposits in U.S. dollars for the applicable periods specified in such clauses.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current benchmark For Debt Securities issued on or after June 4, 2020, the “Benchmark Replacement” in respect of a series of Debt Securities will be the first alternative in the following waterfall that can be determined by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us), plus a Benchmark Replacement Adjustment: (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then current benchmark for the applicable Corresponding Tenor (if any); (b) the fallback rate adopted by the International Swaps and Derivatives Association, Inc. (“ISDA”); and (c) the alternate rate of interest that has been selected by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) as the replacement for the current benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for Dollar-denominated floating rate notes at such time. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the NY Federal Reserve, as the administrator of the benchmark (or a successor administrator), on the NY Federal Reserve’s website at http://www. newyorkfed.org (or any successor source). The “Benchmark Replacement Adjustment” will be a spread adjustment determined by us (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) in accordance with the following waterfall: (a) the spread adjustment selected, recommended, or calculated according to a model determined by the relevant governmental body; (b) if applicable, the spread adjustment selected by ISDA; or (c) the spread adjustment selected by us or our designee giving due consideration to industry-accepted spread adjustments. In connection with the implementation of a Benchmark Replacement with respect to a series of Debt Securities, we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) will have the right to make changes to terms, as specified in the relevant indenture, such as the manner, timing and frequency of determining the rate and amounts of interest that are payable during the floating rate interest period and the conventions relating to such determination and calculations with respect to interest, in each case in order to follow market practice (or, if we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (in consultation, to the extent practicable, with the calculation agent) or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the applicable series of Debt Securities for all future floating rate interest periods. We or our designee will make these determinations without need for prior notice to or further consent from each affected holder. Ranking Senior Debt Securities Our Senior Debt Securities constitute our direct, unsecured obligations ranking pari passu with our other senior indebtedness and without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or pari passu with Subordinated Debt Securities. Each series of Senior Debt Securities would be effectively subordinated to any indebtedness or other liabilities of us or our subsidiaries that is secured by property or assets to the extent of the value of the property or assets securing such indebtedness. No such secured indebtedness is currently outstanding.

Subordinated Debt Securities Our Subordinated Debt Securities constitute our direct, unsecured obligations ranking pari passu without any preference among themselves. In the event of our winding-up, the rights of holders will be subordinated and subject in right of payment to the prior payment in full of all claims of our other creditors, other than claims which are by their terms, or are expressed to be, subordinated to or pari passu with the Subordinated Debt Securities. As of December 31, 2025, the aggregate amount of outstanding indebtedness senior to the Subordinated Debt Securities is $119,990,148,874. No Set-off To the fullest extent permitted by law, holders, by their acceptance of the Debt Securities (other than the senior Debt Securities issued in 2011 and 2012 pursuant to the 2009 Indenture and Debt Securities issued on or after March 4, 2024), are deemed to have waived any right of set-off or counterclaim that they might otherwise have in respect of any claims of such holders to payment of any principal, premium or interest in respect of the Debt Securities. In addition, holders of Subordinated Debt Securities issued prior to November 18, 2024, by their acceptance thereof, covenant and agree that, in the event of a winding-up, they will hold any sums they receive by way of set-off on trust for our Ordinary Creditors and will, without undue delay, pay such sums to the liquidator to apply in payment of claims of Ordinary Creditors. “Ordinary Creditors” means creditors of HSBC Holdings except creditors in respect of Subordinated Indebtedness and creditors in respect of debt securities with no maturity issued pursuant to an indenture of even date as the Subordinated Debt Securities Indenture between HSBC Holdings and The Bank of New York Mellon as trustee. Subject to applicable law, claims in respect of Debt Securities issued on or after March 4, 2024, may not be set off, or be the subject of a counterclaim, by any holder or by the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the Debt Securities or the relevant indenture, against or in respect of any of its obligations to the Company, and every holder and the trustee in respect of any claims of such holders waives, and shall be treated for all purposes as if it had waived, any right that it might otherwise have to set-off, or to raise by way of counterclaim any of its claims in respect of the Debt Securities or the relevant indenture, against or in respect of any of its obligations to the Company. Notwithstanding the preceding sentence, if any of the rights and claims of any holder are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to the Company or, if applicable, the liquidator or trustee or receiver in the Company’s bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for the Company or, if applicable, the liquidator or trustee or receiver in the Company’s bankruptcy. Accordingly, such discharge will be deemed not to have taken place. Redemption We may, in the circumstances set out below, redeem the Debt Securities prior to their specified maturity date. Holders of the Debt Securities have no right to require us to redeem the Debt Securities. The Debt Securities of any series to be redeemed will also stop bearing interest on the relevant redemption date. We will give prior notice of any proposed redemption to affected holders of Dollar-denominated Notes via DTC and to affected holders of Sterling-denominated Notes via Clearstream, Luxembourg and/or Euroclear (or, if the relevant Debt Securities are held in definitive form, to the holders at their addresses shown on the register for such Debt Securities). For Debt Securities issued before June 4, 2020 and for the 7.35% Subordinated Notes Due 2032 issued on September 16, 2022, the 7.625% Subordinated Notes due 2032 issued on September 16, 2022, the 6.5% Subordinated Notes Due 2036 issued on September 16, 2022, the 6.5% Subordinated Notes Due 2037 issued on September 16, 2022 and the 6.8% Subordinated Notes due 2038 issued on September

16, 2022, we will provide such notice not less than 30 nor more than 60 days prior to the applicable redemption date. For Debt Securities issued on or after June 4, 2020 except for the 7.35% Subordinated Notes Due 2032 issued on September 16, 2022, the 7.625% Subordinated Notes due 2032 issued on September 16, 2022, the 6.5% Subordinated Notes Due 2036 issued on September 16, 2022, the 6.5% Subordinated Notes Due 2037 issued on September 16, 2022 and the 6.8% Subordinated Notes due 2038 issued on September 16, 2022, we will provide such notice not less than 10 nor more than 60 days prior to the applicable redemption date. Notwithstanding the foregoing, we may redeem the relevant series of Debt Securities only if we have obtained prior relevant supervisory consent for such redemption to the extent that such consent is required by the relevant laws, regulations, requirements, guidelines and policies then in effect in the UK. Relevant supervisory consent is defined in the prospectus supplement for the relevant series of Debt Securities to be redeemed. We may only redeem or purchase the Subordinated Debt Securities prior to their maturity, in each case, if and to the extent required by the relevant rules (i) we have obtained the relevant supervisory consent; (ii) prior to the fifth anniversary of the issue date, (a) we have demonstrated to the satisfaction of the relevant regulator that (x) pursuant to a Capital Disqualification Event Redemption (as described below) the relevant change in the regulatory classification of the Subordinated Debt Securities was not reasonably foreseeable at the issue date or (y) pursuant to a Tax Redemption (as described above) the Tax Event was not reasonably foreseeable at the issue date and such Tax Event is a change in the applicable tax treatment of Subordinated Debt Securities which is material; or (b) in respect of Subordinated Debt Securities issued on or after November 18, 2024, in any relevant circumstances we have (or will have), before or at the same time as such redemption or repurchase, replaced the Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for the Company’s income capacity, and the relevant regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; and/or (c) (except in the case of Subordinated Debt Securities issued pursuant to the First Supplemental Indenture dated March 12, 2014) we have complied with any alternative or additional conditions to redemption or repurchase, as applicable, set out in the relevant rules. For the avoidance of doubt, the requirements in item (i) and (ii) in the paragraph above will not apply if (a) so long as the relevant rules do not otherwise require, the relevant Debt Securities have (or will have, on the date fixed for redemption or purchase) ceased fully to qualify as part of the HSBC Group’s regulatory capital, (b) the relevant Debt Securities are purchased for market-making purposes in accordance with any permission given by the relevant regulator pursuant to the relevant rules within the limits prescribed in such permission or (c) the relevant Debt Securities are being redeemed or purchased pursuant to any general prior permission granted by the relevant regulator pursuant to the relevant rules within the limits prescribed in such permission. Tax Redemption We have the right to redeem any series of Debt Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, if any, upon the occurrence of certain tax events as described in the relevant prospectus supplement. We will be able to redeem the Subordinated Debt Securities issued pursuant to the 2002 Indenture and the Senior Debt Securities at a redemption price equal to the applicable principal amount thereof together with accrued but unpaid interest (if any), if, at any time, we determine that (a) in making payment under such Debt Securities in respect of principal or interest we have become obligated to pay holders any Additional Amounts (as described below under “Payment of Additional Amounts”), provided such obligation to pay Additional Amounts results from a change in or amendment to the tax laws or regulations of the UK (or any political subdivision or any taxing authority thereof or therein having the power to tax) (a “Taxing Jurisdiction”), or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty to which the UK is a party, which change, amendment or execution becomes effective after the date of original issuance of the Debt Securities of such series or (b) the payment of interest in respect of such Debt Securities has become or will or would be treated as a “distribution” within the meaning of the applicable UK tax statute, as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws including a decision of any court, which change or amendment becomes effective after the date of original issuance of the Debt Securities of such series; provided, however, that in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due. We will be able to redeem the Subordinated Debt Securities issued prior to November 18, 2024 pursuant to the 2014 Indenture at a redemption price equal to the applicable principal amount thereof together with accrued but unpaid interest (if any) if a Tax Event has occurred; provided, however, that no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due. A “Tax Event” will be deemed to have occurred if, at any time, we determine that as a result of a change in, or amendment to, the laws of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws on or after the issue date, including a decision of any court or tribunal that becomes effective on or after the issue date on a subsequent date for the payment of interest on the Debt Securities, we would be required to pay any Additional Amounts (or, in the case of the 4.375% Fixed Rate Subordinated Notes due 2026 only, (a) if we were to seek to redeem the Debt Securities on a subsequent date (for which purpose no consideration will be given as to whether or not we would otherwise be entitled to redeem the Debt Securities), we would be required to pay any Additional Amounts, or (b) on a subsequent date for the payment of interest on the Debt Securities, interest payments (or our funding costs as recognized in our accounts) under, or with respect to, the Debt Securities are no longer fully deductible for UK corporation tax purposes). We will be able to redeem the Subordinated Debt Securities issued on or after November 18, 2024, in whole but not in part, at the Company’s sole discretion, on not less than 10 nor more than 60 days’ notice, at any time at a redemption price equal to 100% of the principal amount thereof (and premium, if any), together with accrued but unpaid interest, if any, in respect of such Subordinated Debt Securities to (but excluding) the date fixed for redemption, if, at any time, the Company shall determine that: (i) in making payment under such Subordinated Debt Securities in respect of principal (or premium, if any), interest or missed payment the Company has or will or would become obligated to pay Additional Amounts, provided such obligation to pay Additional Amounts as provided in the relevant indenture results from a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the issue date; or (ii) the payment of interest in respect of such Subordinated Debt Securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or reenactment thereof for the time being) as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws including a decision of any court, which change or amendment becomes effective on or after the issue date; provided, however, that in the case of (i) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay Additional Amounts were a payment in respect of such Subordinated Debt Securities then due. Optional Redemption We have the right to redeem certain series of Debt Securities on the applicable Optional Redemption Date (as specified in the Summary of Key Terms above) at our option in whole (but not in part). The redemption price of the Debt Securities will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the Optional Redemption Date. Make-Whole and Par Redemption We have the right to redeem certain series of Debt Securities during the applicable Make- Whole Redemption Period (as specified in the Summary of Key Terms above) in whole at any time during such period or in part from time to time during such period. The redemption price of the Debt Securities will be equal to the greater of: (1) 100% of the principal amount of the Debt Securities to be redeemed; and (2) the sum of the present values of (a) the principal amount of the Debt Securities to be redeemed (discounted from the Par Redemption Date) and (b) (i) for the purposes of Debt Securities issued before March 3, 2025, the remaining payments of interest to be made on any scheduled Interest Payment Date to (and including) the Par Redemption Date for the Debt Securities to be redeemed (not including accrued but unpaid interest to (but excluding) the applicable redemption date, if any, on the principal amount of the Debt Securities), discounted to the applicable redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Reference Treasury Rate plus a margin set out in the relevant prospectus supplement; or (ii) for the purposes of the Debt Securities issued on or after March 3, 2025, the remaining payments of interest to be made on any scheduled Interest Payment Date to (and including) the Par Redemption Date for the Debt Securities to be redeemed, discounted to the applicable redemption date on a semiannual basis (assuming a 360- day year consisting of twelve 30-day months) at the Reference Treasury Rate plus a margin set out in the relevant prospectus supplement, less an amount equal to any accrued and unpaid interest to (but excluding) the applicable redemption date, if any, on the principal amount of relevant Debt Securities to be redeemed, in each case, plus any accrued and unpaid interest on the Debt Securities to be redeemed to (but excluding) the applicable redemption date. For the Debt Securities for which “Make-Whole and Par Redemption” is indicated in the Summary of Key Terms above, on the applicable Par Redemption Date, the relevant Debt Securities can be redeemed in whole (but not in part). This type of redemption is described in the paragraph above under the heading Description of Debt Securities – Redemption – Optional Redemption. Capital Disqualification Event Redemption We have the right to redeem certain series of Subordinated Debt Securities (as specified in the Summary of Key Terms above), in whole but not in part, at a redemption price equal to 100% of the principal amount, if any, if we determine that a Capital Disqualification Event has occurred. With respect to Subordinated Debt Securities issued pursuant to the First Supplemental Indenture dated March 12, 2014, or the Second Supplemental Indenture dated August 18, 2015, a “Capital Disqualification Event” will be deemed to have occurred if we determine, in good faith and after consultation with the relevant regulator, at any time after the issue date, that by reason of the non-compliance with the applicable criteria for Tier 2 capital under the relevant rules, the affected Debt Securities are excluded fully from Holdings’ Tier 2 capital (excluding for these purposes any non-recognition due to any applicable limitations on the amount of such of Holdings’ capital). With respect to Subordinated Debt Securities issued pursuant to the Third Supplemental Indenture dated November 23, 2016 a “Capital Disqualification Event” will be deemed to have occurred if we determine, at any time after the issue date, that there is a change in the regulatory classification of the Debt Securities that results or will result in their exclusion in whole from HSBC Group’s regulatory capital. With respect to Subordinated Debt Securities issued on or after March 29, 2022, a Capital Disqualification Event will be deemed to have occurred if we determine, at any time after the Issue Date, there is a change in the regulatory classification of the relevant Subordinated Debt Securities that results or will result in either their:

(i) exclusion in whole or in part from the regulatory capital for the HSBC Group; or (ii) reclassification in whole or in part as a form of regulatory capital of the HSBC Group that is lower than Tier 2 capital (if any). LADE Redemption We have the option to redeem the Sterling-denominated Notes issued on March 24, 2021 and the Senior Debt Securities issued on or after March 10, 2022, (as specified in the Summary of Key Terms above) in whole, but not in part, at a redemption price equal to 100% of their principal amount, plus any accrued and unpaid interest to (but excluding) the applicable redemption date, following the occurrence of a Loss Absorption Disqualification Event. For the purposes of the Sterling-denominated Notes issued on March 24, 2021, a “Loss Absorption Disqualification Event” shall be deemed to have occurred if such notes become fully or partially ineligible to meet the Company’s or the HSBC Group’s minimum requirements for (A) eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with and pursuant to the relevant Loss Absorption Regulations applicable to the Company or the HSBC Group, as a result of any: (a) Loss Absorption Regulation becoming effective after the issue date; or (b) amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date, provided, however, that a Loss Absorption Disqualification Event shall not occur where the exclusion of the notes from the relevant minimum requirement(s) is due to the remaining maturity of the notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirement(s) under the relevant Loss Absorption Regulations effective with respect to Holdings and/or the HSBC Group on the issue date. A “Loss Absorption Disqualification Event” shall be deemed to have occurred if (A) for the purposes of Senior Debt Securities issued on or after March 10, 2022, such Senior Debt Securities become fully or partially ineligible to meet the Company’s and/or the HSBC Group’s minimum requirements for (i) eligible liabilities and/or (ii) loss absorbing capacity instruments, in each case as determined in accordance with and pursuant to the relevant Loss Absorption Regulations applicable to the Company and/or the HSBC Group or (B) for the purposes of Senior Debt Securities issued on or after November 6, 2025, if such Senior Debt Securities become fully or partially ineligible to count towards the Company’s and/or the HSBC Group’s minimum requirements for (i) own funds and eligible liabilities and/or (ii) loss absorbing capacity, in each case as determined in accordance with and pursuant to the relevant Loss Absorption Regulations applicable to the Company and/or the HSBC Group; in each of (A) and (B) as a result of any: (a) Loss Absorption Regulation becoming effective after the issue date; or (b) amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date, provided, however, that a Loss Absorption Disqualification Event shall not occur where the exclusion of the notes from the relevant minimum requirement(s) is due to the remaining maturity of the notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirement(s) under the relevant Loss Absorption Regulations effective with respect to Holdings and/or the HSBC Group on the issue date. We may only redeem or purchase the Debt Securities prior to the maturity date if we have obtained any relevant supervisory consent, if and to the extent then required by the loss absorption regulations. Residual Call Redemption We have the option to redeem the Subordinated Debt Securities issued on or after September 10, 2025 (as specified in the Summary of Key Terms above) pursuant to a Residual Call, as defined below. If the outstanding aggregate principal amount of such series of Subordinated Debt Securities is 25% or less of the aggregate principal amount of the Subordinated Debt Securities originally issued (and, for these purposes, any additional Subordinated Debt Securities issued after the original issue date and consolidated with the relevant Subordinated Debt Securities as part of the same series shall be deemed to have been originally issued), we may, at our option in our sole discretion, redeem the remaining outstanding Subordinated Debt Securities of such series in whole (but not in part) at any time at a redemption price equal to 100% of the principal amount of such outstanding Subordinated Debt Securities plus any accrued and unpaid interest to (but excluding) the date of redemption (a “Residual Call”). It will be sufficient for us to deliver to the trustee an officer’s certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the outstanding aggregate principal amount of the relevant series of Subordinated Debt Securities is 25% or less of the aggregate principal amount of the Subordinated Debt Securities of such series originally issued. For these purposes, the trustee and the paying agent will accept such officer’s certificate without further inquiry as sufficient evidence of the existence of such circumstances and such officer’s certificate will be conclusive and binding on the noteholders. Payment of Additional Amounts All payments made under or with respect to any series of Debt Securities will be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) whatsoever imposed, levied, collected, withheld or assessed by or on behalf of a Taxing Jurisdiction, unless the deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires us to deduct or withhold Taxes, we will pay the additional amounts (“Additional Amounts”) of (i) principal and any interest on the Debt Securities issued before August 18, 2020, and (ii) interest only (and not principal) on Debt Securities issued on or after August 18, 2020, as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after the deduction or withholding, will equal the respective amounts which would have been payable had no such deduction or withholding been required. However, certain exceptions are set forth in the relevant prospectus and/or prospectus supplement for a particular series of Debt Securities. All payments in respect of the Debt Securities issued after March 2017 will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA. Modification and Waiver We and the Trustee may make certain modifications and amendments to the indenture applicable to each series of Debt Securities without the consent of the holders of the Debt Securities. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in aggregate principal amount of the Debt Securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected Debt Security that would: • change the terms of any Debt Security to change the stated maturity date of its principal amount, or instalment of interest, or Additional Amounts; • reduce the principal amount of, or any premium, or rate of interest, or related deferred payment, or missed payment, or Additional Amounts payable with respect to any Debt Security; • change our obligation, or any successor’s, to pay Additional Amounts (except as contemplated and permitted under the indentures); • reduce the amount of principal on a discount Debt Security that would be due and payable upon an acceleration of the maturity date of any series of Debt Securities; • change the places at which payments are payable or the currency of payment, or any premium, or interest, or related deferred payment; • impair the right to sue for the enforcement of any payment due and payable; • reduce the percentage in aggregate principal amount of outstanding Debt Securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past events of default or their consequences (in each case, as defined in the relevant indenture); • change our obligation to maintain an office or agency in the place and for the purposes specified in the relevant indenture; • modify the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the Debt Securities, or the subordination provisions of the affected Debt Securities in the Subordinated Debt Securities Indentures, in either case in a manner adverse to the holders; or • change or eliminate any covenants or provisions included in the relevant indenture solely for the benefit of one or more series of Debt Securities, or the rights of holders with respect to such covenants or provisions. The holders of not less than a majority in principal amount of the outstanding Debt Securities of a series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance. In addition, material variations in the terms and conditions of Debt Securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the relevant regulator. Events of Default and Enforcement Events and Remedies Senior Debt Securities Extended Events of Default and Defaults With respect to the Senior Debt Securities for which “Extended Events of Default and Defaults” is indicated in the Summary of Key Terms above, each of the following is an “Event of Default”:

i. An English court issues an order which is not successfully appealed within 30 days for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency); ii. An effective shareholders’ resolution is validly adopted for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency); iii. Failure to pay any principal of any Senior Debt Securities of that series at its maturity date, and the default continues for a period of 30 days; or iv. Failure to pay any interest on any Senior Debt Securities of that series when due and payable, and the default continues for a period of 30 days. Limited Events of Default and Defaults With respect to the Senior Debt Securities for which “Limited Events of Default and Defaults” is indicated in the Summary of Key Terms above, each of the following is an “Event of Default”: i. An English court issues an order which is not successfully appealed within 30 days for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency); or ii. An effective shareholders’ resolution is validly adopted for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency). Each of the following is a “Default”: i. Failure to pay any principal of (or premium, if any) any Senior Debt Securities of that series at its maturity date, and the default continues for a period of 30 days; or ii. Failure to pay any interest on any Senior Debt Securities of that series when due and payable, and the default continues for a period of 30 days. Notwithstanding the foregoing, failure to make any payment in respect of the Senior Debt Securities will not be a Default in respect of the affected Debt Securities if such payment is withheld or refused: a) to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or b) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the Trustee. However, the Trustee may, by notice to us, require us to take such action as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 30 days after the Trustee gives written notice to us informing us of such resolution. LADE Provisions With respect to the Senior Debt Securities for which “LADE Provisions” is indicated in the Summary of Key Terms above, on the issue date for such series and for so long as no Loss Absorption

Disqualification Event has occurred, the Extended Event of Default and Default provisions apply. On and after the date of a Loss Absorption Disqualification Event, the Limited Events of Default and Default provisions apply. A “Loss Absorption Disqualification Event” is deemed to have occurred if either of the events which constitutes a “Default” for purposes of the Limited Event of Default and Default provisions has caused or is likely to cause the Debt Securities to be fully or partially ineligible to meet Holdings’ minimum requirements for eligible liabilities and/or loss absorption capacity instruments pursuant to the relevant loss absorption regulations, as a result of any: i. loss absorption regulation becoming effective on or after the applicable issue date for such series; or ii. amendment to, or change in, any loss absorption regulation, or any change in the application or official interpretation of any loss absorption regulation, in any case becoming effective on or after the applicable issue date. Subordinated Events of Default and Defaults With respect to the Subordinated Debt Securities, each of the following is an “Event of Default”: i. An English court issues an order which is not successfully appealed within 30 days for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency); or ii. An effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction or amalgamation not involving bankruptcy or insolvency). Each of the following is a “Default” (whatever the reason for such default and whether it will be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): i. Failure to pay any interest on any Subordinated Debt Securities of that series when due and payable, and the default continues for a period of 14 days (or, in relation to Subordinated Debt Securities issued on or after November 18, 2024, 30 days); or ii. Failure to pay any principal (or premium, if any) of any Subordinated Debt Securities of that series at its maturity date, and the default continues for a period of 7 days (or, in relation to Subordinated Debt Securities issued on or after November 18, 2024, 30 days). The Subordinated Debt Securities issued pursuant to the 2002 Indenture provide that if we do not make a payment with respect to any notes on any relevant payment date, our obligations to make such payment will be deferred (and the payment will not be due and payable) until: i. in the case of a payment of interest, the date on which a dividend is paid on any class of our share capital; and ii. in the case of a payment of principal, the first Business Day after the date that falls six months after the original payment date. Failure by us to make any such payment prior to such deferred date will not constitute a default by us or allow any holder to sue us for such payment or take any other action. Any payment so deferred will not be treated as due for any purpose (including, without limitation, for the purpose of ascertaining whether or not a Default has occurred) until the relevant deferred date. Notwithstanding the foregoing, failure to make any payment in respect of the Subordinated Debt Securities will not be a Default in respect of the affected Debt Securities if such payment is withheld or refused to (a) comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or (b) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the specified grace period by independent legal advisers acceptable to the Trustee. However, the Trustee may, by notice to us, require us to take such action as the Trustee may be advised in an opinion of counsel is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order, then the provisions of the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the specified grace period after the Trustee gives written notice to us informing us of such resolution. Acceleration If a Default occurs in respect of a series of Debt Securities, the Trustee may institute proceedings in England (but not elsewhere) for our winding-up; provided that the Trustee may not, upon the occurrence of a Default, accelerate the maturity of any affected Debt Securities, unless an Event of Default has occurred and is continuing in respect of a series of Debt Securities. If an Event of Default occurs and is continuing, the Trustee may, or if so requested by the holders of at least 25% in outstanding principal amount of the affected series of Debt Securities, will declare by a notice in writing to us (and to the Trustee if given by the holders) such Debt Securities to be due and repayable (and such Debt Securities will become immediately due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant indenture) together with accrued but unpaid interest, if any. Subject to the provisions included in the relevant indenture for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the affected series have the right to direct the Trustee to take enforcement action with respect to that series; provided that such direction does not conflict with any rule of law or the relevant indenture and, if the Trustee, by a responsible officer or responsible officers of the Trustee, determines in good faith that it is not unjustly prejudicial to the holder(s) of any Debt Securities of that series not taking part in the direction. The Trustee may also take any other action, not inconsistent with the direction, that it deems proper. No delay or omission of the Trustee or any holder to exercise any right or remedy accruing upon any Event of Default or Default will impair any such right or remedy or constitute any waiver of any such Event of Default or Default. Every right and remedy given by law or by the relevant indenture to the Trustee or the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders. The Trustee must give notice to each affected holder within 90 days of a Default with respect to the Debt Securities of any series, unless the Default has been cured or waived. However, the Trustee will be entitled to withhold notice if a trust committee of directors and/or responsible officers of the Trustee determine in good faith that withholding of notice is in the interest of the holders. We are required to furnish to the Trustee annually a certificate from our principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the relevant Debt Securities Indenture, whether an Event of Default or Default has occurred with respect to any series of Debt Securities, and, if one has occurred, specifying all such Events of Default or Defaults and the nature thereof of which they may have knowledge. Trust Indenture Act Remedies Notwithstanding the limitation on remedies specified above, (i) the Trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Debt Securities under the provisions of the relevant indenture and (ii) nothing shall impair the right of a holder of the Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Debt Securities; provided that, in the case of each of (i) and (ii) above, any payments in respect of, or arising from, the Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Subordinated Debt Securities, are subject to the subordination provisions set forth in the relevant Subordinated Debt Indenture. Limitation on Suits No holder of Debt Securities will be entitled to proceed directly against us, except as described below. Before a holder of Debt Securities may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Debt Securities, the following must occur: • The holder must give the Trustee written notice that a Senior or Subordinated Event of Default or Default (as applicable) has occurred and remains uncured. • The holders of at least a majority in aggregate principal amount of all outstanding Debt Securities of the relevant series must make a written request that the Trustee take action because of the default in its own name as Trustee, and the holders must offer to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and other liabilities of taking that action. • The Trustee must not have taken action for 60 days after receipt of the above notice, request and offer of any indemnity (subject to the terms of the relevant indenture), and the Trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding Debt Securities of the relevant series during that period. Notwithstanding any contrary provisions, no holder will have any right to affect, disturb or prejudice the rights of any other such holders, or to obtain priority over any other of such holders in the relevant indenture, or to enforce any right under the relevant indenture except in the manner provided and for the equal and rateable benefit of all such holders. Exercise of UK Bail-in Power The Relevant UK Resolution Authority (which refers to any authority with the ability to exercise a UK Bail-in Power) may exercise the bail-in tool in respect of Holdings, as issuer, and the Debt Securities. Pursuant to the applicable supplemental indenture, each Holder of Debt Securities issued on or after March 12, 2014 (including each beneficial owner and each subsequent Holder and beneficial owner purchasing in the secondary market) is deemed, by its acquisition of such Debt Securities, to acknowledge, agree to be bound by and consent to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority (as described below). Generally, exercise of any UK Bail-in Power by the Relevant UK Resolution Authority may result in, without limitation, any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the principal amount of, or interest on, the Debt Securities; (ii) the cancellation of the Debt Securities; (iii) the conversion of all, or a portion of, the principal amount of, or interest or Additional Amounts on, the Debt Securities into shares or other securities or other obligations of Holdings or another person, including by means of a variation of the terms of the Debt Securities; or (iv) the amendment or alteration of the maturity or interest payment dates of the Debt Securities, including by suspending payment for a temporary period to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. bail-in power. No repayment of the principal amount of, or interest on, the Debt Securities will become due and payable after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

The exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities will not constitute an Event of Default or Default. Upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities, the Trustee will not be required to take any further directions from holders of the Debt Securities pursuant to the applicable indenture which authorises holders of a majority in aggregate principal amount of the outstanding Debt Securities of the relevant series of Debt Securities to direct certain actions relating to the relevant Debt Securities and the applicable indentures impose no duties upon the Trustee whatsoever with respect to the exercise of any UK Bail- in Power by the Relevant UK Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority in respect of the Debt Securities, the Debt Securities remain outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write-down of the principal of the Debt Securities), then the Trustee’s duties under the relevant Senior Debt Securities Indenture or Subordinated Debt Securities Indenture (as applicable) will apply with respect to the relevant Debt Securities following such completion to the extent agreed by Holdings and the Trustee, pursuant to a supplemental indenture to the applicable indenture, or an amendment thereto. Satisfaction and Discharge We will be discharged from any and all obligations in respect of a series of Debt Securities (with certain exceptions) if, at any time, inter alia, either: • all Debt Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or • all Debt Securities of such series not theretofore delivered to the Trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (x) US dollars in an amount, (y) US government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the Debt Securities of such series in accordance with the terms of such Debt Securities of such series. The Trustee and Paying Agent The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom, acts as the Trustee under the indentures, and HSBC Bank USA, National Association, 66 Hudson Boulevard East, New York, New York 10001, acts as paying agent and calculation agent for the Debt Securities. Governing Law The Debt Securities, the Senior Debt Securities Indentures and the Subordinated Debt Securities Indentures are governed by and construed in accordance with the laws of the State of New York, except that (a) the provisions relating to consent by holders and beneficial owners to the exercise of the UK Bail-in Power in respect of the 5.25% Fixed Rate Subordinated Notes due 2044, (b) the authorization and execution of the Indentures (in addition to the laws of the State of New York relevant to execution), (c) any applicable subordination provisions of each series of Subordinated Debt Securities, and (d) the waiver of set-off provisions of the Debt Securities issued on or after March 4, 2024 are governed by and construed in accordance with English law.